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                                                                    Exhibit 4.10



                            STOCK PURCHASE AGREEMENT





                           ACQUISITION OF THE STOCK OF





                              CCS TECHNOLOGY, INC.





                                       BY





                             BROOKS AUTOMATION, INC.








                              DATED: JUNE 20, 2001





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                                TABLE OF CONTENTS


1.   DEFINITIONS..........................................................   1


2.   PURCHASE AND SALE OF STOCK...........................................   7

   2.1    PURCHASE OF COMPANY SHARES......................................   7
   2.2    TIME AND PLACE OF CLOSING.......................................   7
   2.3    DELIVERY OF COMPANY SHARES......................................   8
   2.4    FURTHER ASSURANCES..............................................   8
   2.5    SHAREHOLDER REPRESENTATIVE......................................   8
   2.6    RESTRICTED SECURITIES...........................................   9

3.   REPRESENTATIONS AND WARRANTIES OF COMPANY AND SELLERS................   9

   3.1    ORGANIZATION, QUALIFICATION AND GOOD STANDING...................  10
   3.2    AUTHORITY; NO CONFLICT..........................................  10
   3.3    CAPITALIZATION..................................................  11
   3.4    BOOKS, RECORDS AND ACCOUNTS.....................................  12
   3.5    FINANCIAL STATEMENTS............................................  13
   3.6    NO UNDISCLOSED LIABILITIES......................................  13
   3.7    NO MATERIAL ADVERSE CHANGE......................................  13
   3.8    TAXES...........................................................  14
   3.9    ACCOUNTS RECEIVABLE.............................................  15
   3.10   TITLE TO PROPERTIES; ENCUMBRANCES...............................  15
   3.11   CONDITION AND SUFFICIENCY OF ASSETS.............................  17
   3.12   COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS...............  17
   3.13   LEGAL PROCEEDINGS...............................................  17
   3.14   ABSENCE OF CERTAIN CHANGES AND EVENTS...........................  18
   3.15   CONTRACTS; NO DEFAULTS..........................................  20
   3.16   INSURANCE.......................................................  22
   3.17   ENVIRONMENTAL MATTERS...........................................  23
   3.18   EMPLOYEES.......................................................  24
   3.19   EMPLOYEE BENEFITS...............................................  24
   3.20   LABOR RELATIONS.................................................  28
   3.21   INTELLECTUAL PROPERTY...........................................  29
   3.22   CERTAIN PAYMENTS................................................  31
   3.23   RELATIONSHIPS WITH RELATED PERSONS..............................  32
   3.24   BROKERS OR FINDERS..............................................  32
   3.25   CUSTOMER RELATIONSHIPS..........................................  32
   3.26   OUTSTANDING INDEBTEDNESS........................................  32
   3.27   SUPPLIERS; RAW MATERIALS CONTRACTORS............................  33
   3.28   CUSTOMERS.......................................................  33
   3.29   PAYABLES........................................................  33
   3.30   PRODUCT WARRANTIES; PRODUCT LIABILITY...........................  33
   3.31   FINANCIAL SERVICE RELATIONS AND POWERS OF ATTORNEY..............  34
   3.32   REGULATORY CORRESPONDENCE.......................................  34
   3.33   INVESTMENT MATTERS..............................................  34
   3.34   DISCLOSURE......................................................  35

4.   REPRESENTATIONS AND WARRANTIES OF BUYER..............................  35

   4.1    ORGANIZATION AND GOOD STANDING..................................  35
   4.2    AUTHORITY; NO CONFLICT..........................................  35



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   4.3    CAPITALIZATION; BUYER SHARES....................................  36
   4.4    FILINGS WITH THE COMMISSION.....................................  36
   4.5    LEGAL PROCEEDINGS...............................................  37
   4.6    BROKERS OR FINDERS..............................................  37
   4.7    DISCLOSURE......................................................  37

5.   COVENANTS............................................................  37

   5.1    NORMAL COURSE...................................................  37
   5.2    CONDUCT OF BUSINESS.............................................  38
   5.3    CERTAIN FILINGS.................................................  40
   5.4    NOTIFICATION OF CERTAIN MATTERS.................................  40
   5.5    NO SOLICITATION.................................................  40
   5.6    ACCESS TO INFORMATION; CONFIDENTIALITY..........................  41
   5.7    REASONABLE BEST EFFORTS; FURTHER ACTION.........................  41

6.   ADDITIONAL COVENANTS OF BUYER........................................  42

   6.1    CERTAIN FILINGS.................................................  42
   6.2    NOTIFICATION OF CERTAIN MATTERS.................................  42
   6.3    RESERVED........................................................  42
   6.4    REGISTRATION....................................................  42
   6.5    NASDAQ NATIONAL MARKET LISTING..................................  45
   6.6    ACCRUED COMPENSATION............................................  45

7.   CONDITIONS TO OBLIGATIONS OF BUYER...................................  45

   7.1    REPRESENTATIONS AND WARRANTIES..................................  45
   7.2    PERFORMANCE OF COVENANTS........................................  45
   7.3    UPDATE CERTIFICATE..............................................  45
   7.4    NO GOVERNMENTAL OR OTHER PROCEEDING; ILLEGALITY.................  45
   7.5    APPROVALS AND CONSENTS..........................................  46
   7.6    OPINION OF COUNSEL..............................................  46
   7.7    STOCK RESTRICTION AGREEMENTS....................................  46
   7.8    ESCROW AGREEMENT................................................  46
   7.9    NONCOMPETITION AND PROPRIETARY INFORMATION AGREEMENTS...........  47
   7.10   NONSOLICITATION AND PROPRIETARY INFORMATION AGREEMENTS..........  47
   7.11   TERMINATION OF RIGHTS AND VOTING AGREEMENTS.....................  47
   7.12   RESIGNATION.....................................................  47
   7.13   ADE CONSENT.....................................................  47
   7.14   CEI NOTE........................................................  47
   7.15   RIGHTS TO CONVERSION............................................  48
   7.16   SECRETARY'S CERTIFICATE.........................................  48
   7.17   OTHER DOCUMENTS.................................................  48

8.   CONDITIONS TO OBLIGATIONS OF THE COMPANY AND SELLERS.................  48

   8.1    REPRESENTATIONS AND WARRANTIES..................................  48
   8.2    PERFORMANCE OF COVENANTS........................................  48
   8.3    UPDATE CERTIFICATE..............................................  49
   8.4    NO GOVERNMENTAL OR OTHER PROCEEDING; ILLEGALITY.................  49
   8.5    OPINION OF COUNSEL..............................................  49
   8.6    CLOSING EXCHANGE PRICE..........................................  49
   8.7    OFFICER'S CERTIFICATE...........................................  49

9.   INDEMNIFICATION......................................................  49

   9.1    DEFINITIONS.....................................................  49
   9.2    SURVIVAL........................................................  50


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   9.3    INDEMNIFICATION BY SELLERS......................................  50
   9.4    DEFENSE OF THIRD PARTY ACTIONS..................................  52
   9.5    MISCELLANEOUS...................................................  53
   9.6    PAYMENT OF INDEMNIFICATION......................................  53
   9.7    EXCLUSIVE REMEDY................................................  54

10.     TERMINATION OF AGREEMENT..........................................  54

   10.1   TERMINATION.....................................................  54
   10.2   TERMINATION BY THE BUYER........................................  54
   10.3   TERMINATION BY THE COMPANY......................................  55
   10.4   PROCEDURE FOR TERMINATION.......................................  55
   10.5   EFFECT OF TERMINATION...........................................  55
   10.6   RIGHT TO PROCEED................................................  55

11.     GENERAL PROVISIONS................................................  56

   11.1   TERMINATION OF REPRESENTATIONS AND WARRANTIES...................  56
   11.2   EXPENSES........................................................  56
   11.3   PUBLIC ANNOUNCEMENTS............................................  56
   11.4   NOTICES.........................................................  56
   11.5   JURISDICTION; SERVICE OF PROCESS................................  58
   11.6   FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE...........  58
   11.7   ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS..............  58
   11.8   SEVERABILITY....................................................  58
   11.9   GOVERNING LAW...................................................  59
   11.10     COUNTERPARTS.................................................  59
   11.11     ENTIRE AGREEMENT AND MODIFICATION............................  59



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                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT ("AGREEMENT") entered into as of June 20, 2001 by and among Brooks Automation, Inc., a Delaware corporation ("BUYER"), CCS Technology, Inc., a Vermont corporation ("COMPANY"), and each of the persons listed on EXHIBIT A hereto (collectively the "SELLERS" and each a "SELLER").

                                    RECITALS

         WHEREAS, the Sellers collectively own all of the issued and outstanding capital stock of the Company (the "COMPANY SHARES"), and are willing to sell the Company Shares to Buyer; and

         WHEREAS, Buyer wishes to acquire the Company Shares from the Sellers;

         NOW, THEREFORE, in consideration for the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.       DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

         "ACCOUNTS RECEIVABLE" - as defined in Section 3.9.

         "ACCRUED COMPENSATION" - the amounts of accrued compensation owed to employees of the Company, as listed in Section 6.6 to the Disclosure Schedule.

         "AGREEMENT" - this Agreement, including the Schedules and Exhibits hereto.

         "ANCILLARY AGREEMENT" - as defined in Section 3.2(a).

         "ALTERNATIVE ACQUISITION" - as defined in Section 5.5.

         "BASE BALANCE SHEET" - as defined in Section 3.5(a).

         "BASE BALANCE SHEET DATE" - as defined in Section 3.5(a).

         "BUYER" - as defined in the first paragraph of this Agreement.

         "BUYER COMMON STOCK" - the Common Stock, $0.01 par value per share, of Buyer.

         "BUYER SEC REPORT" - as defined in Section 4.4.

         "BUYER SHARES" - the shares of Buyer Common Stock to be issued to the Sellers in connection with the transactions contemplates hereunder.


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         "BUYER'S INDEMNIFIED PERSONS" - as defined in Section 9.1.

         "CEI" - as defined in Section 7.13.

         "CLOSING" - as defined in Section 2.2.

         "CLOSING DATE" - the date and time as of which the Closing actually takes place.

         "CLOSING EXCHANGE PRICE" - the average closing price of a share of Buyer Common Stock for the 60 consecutive Trading Days ending on the Trading Day that is two Trading Days immediately prior to the Closing Date, as reported on the Nasdaq National Market (subject to appropriate adjustment for any stock split, reverse split, stock dividend, reorganization, recapitalization or other like change with respect to the Buyer Common Stock occurring after the date hereof and prior to the Effective Time).

         "CODE" - the Internal Revenue Code of 1986, as amended, or any successor law.

         "COMMISSION" - as the United States Securities and Exchange Commission.

         "COMPANY" - as defined in the first paragraph of this Agreement.

         "COMPANY CAPITAL STOCK" - the Company Common Stock and Company Preferred Stock.

         "COMPANY COMMON STOCK" - the Class A and Class B common stock, $0.01 par value, of the Company.

         "COMPANY SHARES" - all of the issued and outstanding capital stock of Company, all of which is owned by the Sellers.

         "CONFIDENTIALITY AGREEMENT" - Confidentiality and Nondisclosure Agreement between Buyer and Company, dated January 17, 2001.

         "CONTRACT" - any agreement, contract, obligation, promise, commitment or undertaking (whether written or oral and whether express or implied), other than those that have been terminated.

         "COPYRIGHTS" - as defined in Section 3.21(a).

         "CUSTOMERS" - as defined in Section 3.28.

         "DGCL" - the Delaware General Corporation Law, as amended..

         "DISCLOSURE SCHEDULE" - the disclosure schedule delivered by the Company to Buyer concurrently with the execution and delivery of this Agreement.

         "EMPLOYEE BENEFIT PLAN" - as defined in Section 3.19(a).

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         "ENCUMBRANCE" - any mortgage, charge, claim, community property interest, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership; and the verb "Encumber" shall be construed accordingly.

         "ENVIRONMENTAL CLAIM" - any accusation, allegation, notice of violation, action, claim, Encumbrance, Lien, demand, abatement or other Order or direction (conditional or otherwise) by any Governmental Authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material or other substance, clinical, material, pollutant, contaminant, odor, audible noise, or other Release in, into or onto the environment (including, without limitation, the air soil, soil, surface water or groundwater) at, in, by, from or related to the Facilities or any activities conducted thereon; (ii) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of the Facilities; or (iii) the violation, or alleged violation, of any Environmental Laws, Orders or Governmental Permits of or from any Governmental Authority relating to environmental matters connected with the Facilities.

         "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES" - any cost, damage, expense, liability, obligation or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law and consisting of or relating to: (a) any environmental, health or safety matter or condition (including on-site or off-site contamination, generation, handling and disposal of Hazardous Materials, occupational safety and health, and regulation of chemical and Hazardous Materials); (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, litigation, including civil and criminal claims, demands and responses, investigative, remedial, response or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law; (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment or other remediation or response actions required by applicable Environmental Law or Occupational Safety and Health Law and for any natural resource damages; or
(d) any other compliance, corrective, investigative or remedial measures required under Environmental Law or Occupational Safety and Health Law. The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA").

         "ENVIRONMENTAL LAW" - any Law concerning the environment, or activities that might threaten or result in damage to the environment or human health, or any Law that is concerned in whole or in part with the environment and with protecting or improving the quality of the environment and human and employee health and safety and includes, but is not limited to, CERCLA, the Hazardous Materials Transportation Act (49 U.S.C.ss.1801 et seq.), the Resource


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Conservation and Recovery Act (42 U.S.C.ss.6901 et seq.), the Clean Water Act
(33 U.S.C.ss.1251 et seq.), the Clean Air Act (33 U.S.C.ss.7401 et seq.), the Toxic Substances Control Act (15 U.S.C.ss.2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C.ss.136 et seq.) and the Occupational Safety and Health Act (29 U.S.C.ss.651 et seq.) ("OSHA"), as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and any and all analogous state or local statutes, and the regulations promulgated pursuant thereto.

         "ERISA" - the Employee Retirement Income Security Act of 1974, as amended, or any successor law.

         "ERISA AFFILIATE" - as defined in Section 3.19(b).

         "ESCROW AGENT" - as defined in Section 2.1(a)(iv).

         "ESCROW AGREEMENT" - as defined in Section 2.1(a)(iv).

         "ESCROW SHARES" - as defined in Section 2.1(a)(iv).

         "EXCHANGE ACT" - the Securities Exchange Act of 1934, as amended, or any successor law.

         "FACILITIES" - any real property, leaseholds or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures or equipment (including motor vehicles) currently or formerly owned or operated by the Company.

         "FINANCIAL STATEMENTS" - as defined in Section 3.5(a).

         "GAAP" - United States generally accepted accounting principles, practices and methods.

         "GOVERNMENTAL AUTHORITY" - any court, tribunal, authority, agency, commission, bureau, department, official or other instrumentality of the United States, any foreign country or any domestic, foreign, state, local, county, city or other political subdivision.

         "GOVERNMENTAL PERMIT" - any license, franchise, permit or other authorization of any Governmental Authority.

         "HAZARDOUS MATERIALS" - any substance, material or waste which is regulated by Environmental Law, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "subject waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, including but not limited to, petroleum products, asbestos and polychlorinated biphenyls.

         "INDEMNIFIED PERSON" - as defined in Section 9.1.

         "INDEMNIFYING PERSON" - as defined in Section 9.1.

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         "INTELLECTUAL PROPERTY ASSETS" - as defined in Section 3.21(a).

         "INTERIM FINANCIAL STATEMENTS" - as defined in Section 3.5(a).

         "ISO" - as defined in Section 3.19(i).

         "KEY EMPLOYEES" - Messrs. Keith B. Peden, Raymond S. Ritter and David
L. Walsh.

         "LAW" - any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement or guideline.

         "LIEN" - any lien, pledge, hypothecation, levy, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, or other real estate declaration, covenant, condition, restriction or servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

         "LOSSES" - as defined in Section 9.1.

         "MARKS" - as defined in Section 3.21(a).

         "MATERIAL ADVERSE EFFECT" - as defined in Section 3.7.

         "MATERIAL PERSONAL PROPERTY" - as defined in Section 3.10.

         "NOTE" - as defined in Section 7.14.

         "OCCUPATIONAL SAFETY AND HEALTH LAW" - any legal or governmental requirement or obligation relating to safe and healthful working conditions or to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

         "ORDER" - any order, consent, consent order, injunction, judgment, decree, consent decree, ruling, writ, assessment or arbitration award.

         "ORGANIZATIONAL DOCUMENTS" - (a) the articles or certificate of incorporation and the bylaws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership;
(c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any charter, trust certificate or document or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (e) any and all currently effective amendments to any of the foregoing.

         "PATENTS" - as defined in Section 3.21(a).

         "PENSION PLAN" - as defined in Section 3.19(f).

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         "PERSON" - any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental body or Governmental Authority.

         "PROCEEDING" - any pending claim, action, investigation, arbitration, litigation or other judicial, regulatory or administrative proceeding.

         "PURCHASE PRICE" - as defined in Section 2.1(a)

         "REGISTRATION STATEMENT" - the registration statement on Form S-3 to be filed by Buyer with the SEC pursuant to Section 6.4.

         "REGULATION D" - Regulation D promulgated pursuant to the Securities
Act.

         "RELATED PERSON" - as defined in Section 3.23.

         "RELEASE" - any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment of any Hazardous Material through or in the air, soil, surface water or groundwater.

         "REMEDIAL ACTION" - all actions, including, without limitation, any expenditures, required or voluntarily undertaken to (i) clean up, remove, treat, or in any other way address any Hazardous Material or other substance in the indoor or outdoor environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare of the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) bring any Facility into compliance with all Environmental Laws and Environmental Permits.

         "RETURNS" - as defined in Section 3.8(b).

         "SECURITIES ACT" - the Securities Act of 1933, as amended, or any successor law.

         "SELLERS" - the holders of all of the capital stock of the Company.

         "SHAREHOLDER REPRESENTATIVE" - as defined in Section 2.6.

         "SUBSIDIARY" - with respect to any Person, any corporation, joint venture, limited liability company, partnership, association or other business entity of which more than 50% of the total voting power of stock or other equity entitled to vote generally in the election of directors or managers or equivalent persons thereof is owned or controlled, directly or indirectly, by such Person.

         "TAX AUTHORITY" - as defined in Section 3.8(a).

         "TAXES" - as defined in Section 3.8(a).

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         "THIRD PARTY ACTION" - as defined in Section 9.1.

         "TRADE SECRETS" - as defined in Section 3.21(a).

         "TRADING DAY" - any day on which the Nasdaq National Market is open for business.

         "VBCA" - the Vermont Business Corporation Act, as amended.

         "WARN" - as defined in Section 3.18(d).

2.       PURCHASE AND SALE OF STOCK

         2.1 PURCHASE OF COMPANY SHARES

         (a) Subject to the provisions of this Agreement, each of the Sellers agrees to sell, and the Buyer agrees to purchase, at the Closing (as defined in Section 2.2 hereof), the number of Company Shares set forth next to each Seller's name on EXHIBIT A hereto along with all rights attached to such Company Shares (including, but not limited to, the rights to dividends accrued thereon until the Closing) at a price per share of approximately $5.18, for an aggregate purchase price of $5,350,000, consisting of $1,350,000 in cash and $4,000,000 in the form of Buyer Shares (the "PURCHASE PRICE"). The Purchase Price shall be paid as follows:

         (i) at the Closing, the aggregate sum of $1,200,000 shall be paid to the Sellers in cash, pro rata based upon each Seller's respective ownership level in the Company;

         (ii) at the Closing, the aggregate sum of $150,000 shall be paid to the Key Employees in cash as follows: $68,181.82 to each of David L. Walsh and Keith
B. Peden and $13,636.36 to Raymond S. Ritter;

         (iii) at the Closing, the aggregate sum of $3,480,000 shall be paid pro rata to the Sellers in the form of Buyer Shares. The appropriate number of the Buyer Shares to be delivered to the Sellers at the Closing shall be determined by dividing $3,480,000 by the Closing Exchange Price; PROVIDED, HOWEVER, that if the resulting number of Buyer Shares to be delivered to any of the Sellers includes any fraction of a Buyer Share, then the total number of Buyer Shares deliverable to any such Seller shall be increased to the next highest whole number; and

         (iv) at the Closing, the Buyer shall deliver to State Street Bank and Trust Company or any successor escrow agent ("ESCROW AGENT") appointed pursuant to the escrow agreement (the "ESCROW AGREEMENT"), Buyer Shares based upon the Closing Exchange Price in an amount equal to $520,000, such shares (the "ESCROW SHARES") to be applied in accordance with the terms of the Escrow Agreement substantially in the form attached hereto as EXHIBIT B.

         2.2 TIME AND PLACE OF CLOSING

         The closing of the purchase and sale provided for in this Agreement (the "CLOSING") shall be held at the law offices of Brown, Rudnick, Freed & Gesmer, One Financial Center, Boston, Massachusetts within three (3) business days of the satisfaction or waiver of all


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conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to action that will be taken at the Closing itself), or at such other place, date or time as may be fixed by mutual agreement of the parties (the "CLOSING DATE"); provided, however, that in no event shall the Closing Date be extended beyond June 30, 2001.

         2.3 DELIVERY OF COMPANY SHARES

         At the Closing, the Sellers shall deliver or cause to be delivered to Buyer, among other things:

         (a) certificates for all the Company Shares owned by each Seller, duly endorsed in blank for transfer, or with stock powers attached duly executed in blank, with all signatures notarized or, at the election of the Buyer, medallion guaranteed;

         (b) such other documents as may be required to effect a valid transfer of the Company Shares by the Sellers, free and clear of any and all Encumbrances including, without limitation, any Encumbrances under Article 8 of the Uniform Commercial Code;

         (c) general releases by all officers, directors and stockholders of the Company releasing any liability of the Company to them, or any claim that they may have against the Company; and

         (d) such other documents as may be required elsewhere in this Agreement or may be reasonably requested by counsel to the Buyer.

         2.4 FURTHER ASSURANCES

         The Sellers from time to time after the Closing, at the request of the Buyer and without further consideration, shall execute and deliver further instruments of transfer and assignment (in addition to those delivered under Section 2.4) and take such other action as the Buyer may reasonably require to transfer more effectively the Company Shares to the Buyer.

         2.5 SHAREHOLDER REPRESENTATIVE

(a) Each Seller will be deemed to have irrevocably constituted and appointed, effective as of the Closing, David L. Walsh (together with his permitted successors, the "SHAREHOLDER REPRESENTATIVE"), as his true and lawful agent and attorney-in-fact to enter into any agreement in connection with the transactions contemplated by this Agreement and any transactions contemplated by the Escrow Agreement, to exercise all or any of the powers, authority and discretion conferred on him under any such agreement, to waive any terms and conditions of any such agreement (other than the Buyer Shares issuable in accordance with Section 2.1), to give and receive notices on his behalf and to be his exclusive representative with respect to any matter, suit, claim, action or Proceeding arising with respect to any transaction contemplated by any such agreement, including, without limitation, the defense, settlement or compromise of any claim, action or proceeding for which Buyer or, following the Closing,

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Company may be entitled to indemnification and the Shareholder Representative agrees to act as, and to undertake the duties and responsibilities of, such agent and attorney-in-fact. This power of attorney is coupled with an interest and is irrevocable.

         (b) The Shareholder Representative shall not be liable to anyone for any action taken or not taken by him in good faith or for any mistake of fact or law for anything that he may do or refrain from doing in connection with his obligations under this Agreement (i) with the consent of stockholders who, as of the date of this Agreement, owned a majority in number of the outstanding shares of Company Common Stock or (ii) in the absence of his own gross negligence or willful misconduct. Any action taken or not taken pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Sellers shall, jointly and severally, indemnify and hold the Shareholder Representative, and each successor thereof, harmless from any and all liability and expenses (including, without limitation, counsel fees) that may arise out of any action taken or omitted by him as Shareholder Representative in accordance with this Agreement, as the same may be amended, modified or supplemented, except such liability and expense as may result from the gross negligence or willful misconduct of the Shareholder Representative.

         (c) The Shareholder Representative may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Shareholder Representative shall not be liable for other parties' forgeries, fraud or false presentations.

         (d) The Shareholder Representative shall have reasonable access to information about the Company and the reasonable assistance of the Company's officers and employees for purposes of performing his duties and exercising his rights hereunder, provided that the Shareholder Representative shall treat confidentially and not disclose any nonpublic information from or about the Company to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

         (e) If the Shareholder Representative shall be unable or unwilling to serve in such capacity, his successor shall be named by those persons holding a majority of the shares of Company Common Stock outstanding immediately prior to the Closing, and such successor(s) shall serve and exercise the powers of the Shareholder Representative hereunder.

         2.6 RESTRICTED SECURITIES

         The Buyer Shares issued pursuant to this Agreement will be subject to certain restrictions on resale and all certificates representing such Buyer Shares shall bear a restrictive legend.

3.       REPRESENTATIONS AND WARRANTIES OF COMPANY AND SELLERS

         The Company and each of the Sellers hereby jointly and severally represent and warrant to Buyer that, except as set forth on the disclosure schedule attached hereto and made a part of this Agreement (the "Disclosure Schedule"), the statements contained in this Section 3 are true

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and correct. The Disclosure Schedule shall be initialed by the parties and shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 3.

         3.1 ORGANIZATION, QUALIFICATION AND GOOD STANDING

         (a) Section 3.1(a) of the Disclosure Schedule contains a complete and accurate list of the jurisdictions in which the Company is authorized to do business. The Company is a corporation duly organized, validly existing and in good standing under the laws of Vermont, with full corporate power and authority to conduct its business as it is now being conducted and where it is now being conducted and to own or use the assets and properties that it purports to own or use. The Company is not qualified to do business as a foreign corporation under the Laws of any jurisdiction and is not required to be licensed or qualified in any other state or jurisdiction by either its ownership or use of assets or properties, or the nature of the activities conducted by it, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect on the Company, taken as a whole. The Company does not have, and has never had, any Subsidiaries.

         (b) The Company has attached as Section 3.1(b) of the Disclosure Schedule correct and complete copies of the Organizational Documents of the Company.

         3.2 AUTHORITY; NO CONFLICT

         (a) The Company has the full power and authority to execute, deliver and perform this Agreement and the other agreements to be executed and delivered pursuant to and in connection with this Agreement (the "ANCILLARY AGREEMENTS"); to perform its obligations hereunder and thereunder, and to carry out the transactions contemplated hereby and thereby. Each of the Sellers has the unrestricted and absolute power, authority and capacity to execute and deliver this Agreement and the Ancillary Agreements and to perform his obligations hereunder and thereunder, and to carry out the transactions contemplated hereby and thereby. All necessary action, corporate or otherwise, has been taken by each Seller and the Company to authorize the execution, delivery and performance of this Agreement and each of the Ancillary Agreements and the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Agreement will be at the Closing, duly executed and delivered by the Company and each Seller and this Agreement and each Ancillary Agreement is, or upon the Closing will be, the legal, valid and binding obligation of the Company and each Seller, enforceable against the Company and each Seller in accordance with their terms.

         (b) Except as set forth in Section 3.2(b) to the Disclosure Schedule, neither the execution, delivery or performance of this Agreement or any Ancillary Agreement nor the performance of the transactions contemplated hereby or thereby will, directly or indirectly (with or without notice or lapse of time or both):

         (i) contravene, conflict with or result in a violation or breach of (A) any provision of the Organizational Documents of the Company, (B) any resolution adopted by the board of directors or the shareholders of the Company, (C) any legal requirement or any Order, award, decision, settlement or process to which the Company or any of the assets or properties owned or

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used by the Company may be subject, or (D) any Governmental Permit, which is held or used by the Company excluding from clauses (C) and (D) any contravention, conflict, violation or breach that would not, either individually or in the aggregate materially, adversely affect the Company or materially impair or preclude the Company's ability to execute, deliver and perform this Agreement, any Ancillary Agreements and the transactions contemplated hereby and thereby;

         (ii) result in a breach of or constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement to any payment or benefit, or require the consent, authorization or approval of or any notice to or filing with any third Person under any Contract or any debt instrument to which the Company is a party or to which its assets or properties are bound, or require the consent, authorization or approval of or any notice to or filing with any Governmental Authority to which the Company or its assets or properties is subject except for any breaches, defaults, rights of termination, cancellation or acceleration, entitlements, consents, approvals, notices or filings that would not, either individually or in the aggregate, materially, adversely affect the Company or materially impair or preclude the Company's ability to execute, deliver and perform this Agreement, any Ancillary Agreements and the transactions contemplated hereby and thereby; or

         (iii) result in the imposition or creation of any Encumbrance or Lien upon or with respect to the Company Shares or to any of the assets or properties owned or used by the Company.

         3.3 CAPITALIZATION

         (a) The authorized equity securities of the Company consist of: (i) 10,000,000 shares of Common Stock, $0.01 par value per share, of which 4,000,000 have been designated Class A Common Stock and 6,000,000 have been designated Class B Common Stock; and (ii) 1,000,000 shares of Preferred Stock, $0.01 par value per share. As of the date hereof, 930,000 shares of Class A Common Stock, 103,333 shares of Class B Common Stock, and no shares of Preferred Stock were issued and outstanding. No options, warrants or other rights to acquire Company capital stock are outstanding.

         (b) No equity securities of the Company are held in the treasury of the Company. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Section 3.3(b) of the Disclosure Schedule sets forth a complete and correct list of all of the Sellers and the number of shares of each type of capital stock of the Company owned, of record and beneficially, by each such Seller. Each Seller is the record and beneficial owner of the number and type of stock set forth next to his or her name on Schedule 3.3(b) hereto and is in possession of the certificates evidencing such ownership. Except as set forth on said Schedule 3.3(b), no Seller owns of record or beneficially any other shares of capital stock of the Company, or any rights, options, or warrants with respect thereto. The Company Shares to be delivered by the Sellers to the Buyer hereunder will be, when delivered pursuant to the terms of this Agreement and upon payment therefor, duly authorized, validly issued, fully paid and nonassessable, and will be free of any adverse claim, lien or restriction including, without limitation, any preemptive rights. Except as set forth in Section


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3.3(b) to the Disclosure Schedule, the Company is subject to no liability on account of the issuance or sale of any securities including, without limitation, all outstanding Company Shares. Section 3.3(b) of the Disclosure Schedule sets forth all outstanding securities of the Company, including but not limited to securities reserved for any purpose, all debt and equity securities and Company Common Stock. There are no (i) outstanding or authorized subscriptions, warrants, options or other rights granted by the Company or binding upon the Company to purchase or acquire, or preemptive rights with respect to the issuance or sale of, the capital stock of the Company or which obligate or may obligate the Company to issue any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock, (ii) other securities of the Company directly or indirectly convertible into or exchangeable for shares of capital stock of the Company, (iii) restrictions on the transfer of the Company's capital stock (other than restrictions under the Securities Act and state securities laws), (iv) voting rights with respect to the capital stock of the Company or (v) stock appreciation, phantom stock or similar rights with respect to the Company. None of the securities of the Company are subject to "antidilution" or similar provisions. There are no voting trusts or other Contracts or understandings to which the Company or any Seller is a party with respect to the transfer, voting or registration of the capital stock of the Company. There are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of the Company. The Company does not own, nor does it have any Contract to acquire any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business, except for a Company Subsidiary. No Person has any preemptive rights with respect to any security of the Company or any of its subsidiaries.

3.4      BOOKS, RECORDS AND ACCOUNTS

         (a) The books of account and other records of the Company, all of which have been made available to Buyer, are true, complete and correct in all material respects. The minute books of the Company contain true, accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the board of directors, and committees of the board of directors of the Company. The stock books of the Company are true, complete and correct.

         (b) The Company's books, records and accounts fairly and accurately reflect transactions and dispositions of assets by the Company, and the system of internal accounting controls of the Company is sufficient to assure that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (c) At the Closing, all of such books, records and accounts will be in the possession of the Company.

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         3.5 FINANCIAL STATEMENTS

         (a) For purposes of this Agreement: "FINANCIAL STATEMENTS" shall mean
(i) the audited balance sheets of the Company as of December 31, 1999 and December 31, 2000, and the related income statements and statements of cash flows for the two years ended December 31, 2000, and (ii) the unaudited balance sheet of the Company (the "BASE BALANCE SHEET") as of May 31, 2001 (the "BASE BALANCE SHEET DATE") and the related income statement and statement of cash flows for the five months ended on such date (the "INTERIM FINANCIAL STATEMENTS"). True and complete copies of such Financial Statements and Interim Financial Statements are attached as Section 3.5(a) to the Disclosure Schedule.

         (b) The Financial Statements and the Interim Financial Statements (i) have been prepared from the books and records of the Company in accordance with GAAP consistently applied during the periods covered thereby, (ii) fully reflect all liabilities and contingent liabilities of the Company required to be reflected therein on such basis as at the date thereof, and (iii) fairly present the financial position of the Company as of the date of the balance sheet included in the Interim Financial Statements and the results of its operations for the period indicated; provided, however, the Interim Financial Statements
(x) are subject to normal year-end adjustments and (y) do not include footnotes. The Company has provided all management letters delivered to the Company from its auditors over the last two years.

         3.6 NO UNDISCLOSED LIABILITIES

         The Company does not have any material liabilities or obligations of any nature (whether known or unknown, absolute, accrued, contingent or otherwise, and whether due or to become due), except for (i) liabilities or obligations reflected or reserved against in the Financial Statements; (ii) current liabilities incurred in the ordinary course of business since the date of the Financial Statements, consistent with past practices, (none of which is a claim for breach of contract, breach of duty, breach of warranty, tort or infringement of an intellectual property right), which liabilities, to the extent outstanding on the Closing Date will be reflected on the Closing Balance Sheet; or (iii) liabilities disclosed on Section 3.6 to the Disclosure Schedule hereto. There is no fact that presently materially adversely affects, or in the future (so far as can now be reasonably foreseen) may materially adversely affect, the business, properties, operations or conditions, financial or otherwise, of the Company that has not been specifically disclosed herein or in the Disclosure Schedule

         3.7 NO MATERIAL ADVERSE CHANGE

         Since December 31, 2000, except for any changes or effects resulting from (i) changes in general (national, regional or local) economic, regulatory or political conditions or changes in the Company's markets generally, or (ii) satisfaction of the conditions contained in Section 7.14 hereunder, or (iii) the loss of business of any of the customers listed on Section 3.7 to the Disclosure Schedule, there has not been any material adverse change in the business, operations, properties, assets, liabilities, results of operations or condition (financial or otherwise) (a "MATERIAL ADVERSE EFFECT") of the Company, and no event has occurred or circumstance exists that could reasonably be expected to result in a Material Adverse Effect on the Company, taken

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as a whole. To the knowledge of the Company, there is no fact that would be reasonably likely to result in a Material Adverse Effect on the Company that has not been specifically disclosed herein or in the Disclosure Schedule.

         3.8 TAXES

         (a) "TAXES" shall mean all taxes, charges, fees, Encumbrances, Liens, customs, duties or other assessments, however denominated, including any interest, penalties, additions to tax or additional taxes that may become payable in respect thereof, imposed by the United States government, any state, local or foreign government, or any agency or political subdivision of any such government (a "TAX AUTHORITY"), which taxes shall include, without limiting the generality of the foregoing, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, capital taxes, franchise taxes, gross receipt taxes, occupation taxes, real and personal property taxes, value added taxes, stamp taxes, transfer taxes, workers' compensation taxes, taxes relating to benefit plans and other obligations of the same or similar nature.

         (b) (i) The Company has filed or caused to be filed with the appropriate Taxing Authorities in a timely manner all Tax returns, reports and forms ("RETURNS") required to be filed by them; (ii) the information on such Returns is complete and accurate in all material respects; (iii) the Company has paid in full on a timely basis all Taxes or made adequate provision in the Financial Statements for all Taxes (whether or not shown on any Return) required to be paid by them; (iv) there are no Encumbrances or Liens for Taxes upon the assets or properties of the Company other than for Taxes not yet due and payable; and (v) no deficiencies for Taxes have been claimed, proposed, or assessed by any Tax Authority or other Governmental Authority with respect to the Company, and there are no pending or, to the Company's knowledge, threatened audits, investigations or claims for or relating to any liability in respect of Taxes of the Company.

         (c) There are no outstanding Contracts or waivers with respect to the Company extending the statutory period of limitation applicable to any Taxes, and the Company has not requested any extension of time within which to file any Return that has not yet been filed.

         (d) (i) The Company has made provision for all Taxes payable by it and such provision is reflected on the Financial Statements with respect to any period covered thereby as to Taxes that are not payable prior to the date of such Financial Statements; (ii) the provisions for Taxes with respect to the Company (on a consolidated basis) for any period prior to the Closing (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) are adequate to cover all Taxes with respect to such period; (iii) the Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third Person; (iv) all material elections with respect to Taxes made by the Company as of the date hereof are set forth in Section 3.8 of the Disclosure Schedule; (v) there are no private letter rulings in respect of any Tax pending between the Company and any Tax Authority, if such ruling would affect the Company; (vi) the Company has never been a member of an affiliated group

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within the meaning of Section 1504 of the Code, or filed or been included in a combined, consolidated or unitary return of any Person (other than with respect to the Company and any of its subsidiaries); (vii) the Company is not liable for Taxes of any other Person except with respect to sales taxes, and the Company is not currently under any contractual obligation to indemnify any Person with respect to Taxes, or a party to any tax sharing agreement or any other agreement providing for payments by the Company with respect to Taxes;
(viii) the Company is not, nor has it been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code), during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (ix) the Company is not a "collapsible corporation" under Section 341 of the Code; (x) the Company is not a personal holding company within the meaning of Section 542 of the Code; (xi) the Company is not a party to any joint venture, partnership or other arrangement or Contract that could be treated as a partnership for Tax purposes; (xii) the Company has not agreed to nor is it required, as a result of a change in method of accounting or otherwise, to include any adjustment under
Section 481 of the Code (or any corresponding provision of state, local or foreign Law) in taxable income; (xiii) the Company is not a party to any Contract, arrangement or plan that could result (taking into account the transactions contemplated by this Agreement), separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; and (xiv) Section 3.8 of the Disclosure Schedule contains a list of all jurisdictions to which any Tax is properly payable or in which any Return is required to be filed by the Company, and no written claim has ever been made by any Tax Authority in any other jurisdiction that the Company is subject to taxation in such jurisdiction.

3.9      ACCOUNTS RECEIVABLE

         All accounts receivable, notes receivable, contracts receivable, unbilled invoices and other receivables of the Company that are reflected on the Financial Statements or on the accounts receivable ledger of the Company as of the Closing Date (collectively, the "ACCOUNTS RECEIVABLE") represent or will represent valid and enforceable obligations (i) arising from sales actually made or services actually performed in the ordinary course of business, (ii) arising out of transactions with unaffiliated parties and (iii) subject to no setoff, defense or counterclaim. All of the Accounts Receivable are or will be collectible at the full recorded amount thereof within ninety (90) days of invoice date through normal means of collection, less any applicable reserves established in accordance with GAAP. An accurate summary of the aging of the Accounts Receivable on the Base Balance Sheet Date is attached as Section 3.9 to the Disclosure Schedule. Since January 1, 2001 there has not been a material change in the Company's receivables aging practice.

         3.10 TITLE TO PROPERTIES; ENCUMBRANCES

         (a) The Company does not now own, nor has it ever owned, any real property. Section 3.10 of the Disclosure Schedule contains a complete and accurate list of all leaseholds or other interests in real property held by the Company. Section 3.10 of the Disclosure Schedule sets forth for each such property, the owner thereof, a brief description thereof (including approximate square footage), the use made of such property and the approximate annual costs,

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fees and taxes associated with such property. The Company has delivered or made available to Buyer true, correct and complete copies of the real property leases to which the Company is party or pursuant to which it uses or occupies any real property.

         (b) Also set forth on Section 3.10 of the Disclosure Schedule is a listing of the machinery, equipment and other tangible personal property with an original cost in excess of $25,000 used or owned by the Company and a listing of all leases under which the Company leases any personal property as of the Closing Date requiring annual rental payments in excess of $10,000, together with a description of such property (collectively, the "MATERIAL PERSONAL PROPERTY"). All Material Personal Property is located at 600 Blair Park, Suite 330, Williston, Vermont 05495. Except as set forth on Section 3.10 of the Disclosure Schedule, all of the assets and properties of the Company are reflected on the Financial Statements (except to the extent not required to be so reflected by GAAP). The only intangible assets and properties owned by the Company or used in the conduct of its business are the Intellectual Property Assets.

         (c) All of the foregoing agreements set forth on Section 3.10 of the Disclosure Schedule are valid, subsisting and enforceable in accordance with their terms against the parties thereto. The Company is in compliance with all terms and conditions of such agreements and no event has occurred nor does any circumstance exist that (with or without notice or the passage of time or both) would constitute a material violation or default under any such agreements and the Company has neither given nor received written notice of any alleged violation or of any default under any such agreement.

         (d) The Company has good and marketable title to all of the assets and properties, real and personal, tangible and intangible, it owns or purports to own, or uses in its business, including those reflected on its books and records and in the Financial Statements (except for accounts receivable collected and inventories, materials and supplies disposed of in the ordinary course of business consistent with past practice after the date of the most recent Financial Statements). The Company has a valid leasehold, license or other interest in all of the other tangible assets or properties, real or personal, that are used in the operation of its business. Except as set forth on Section
3.10 of the Disclosure Schedule, all assets and properties owned, leased or used by the Company are free and clear of all Encumbrances and Liens and other adverse claims or charges or interests of any kind, except for (a) liens for current Taxes not yet due, (b) workmen's, common carrier and other similar liens arising in the ordinary course of business, none of which materially detracts from the value or impairs the use of the asset or property subject thereto, or impairs the operations of the Company, and (c) Encumbrances or Liens disclosed in the Financial Statements.

         (e) To the best of the Company's knowledge, there are no condemnation, environmental, zoning or other land use regulation proceedings, either instituted or planned to be instituted, that would detrimentally affect the use and operation of the Company's leased real property for its intended purpose.

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         3.11 CONDITION AND SUFFICIENCY OF ASSETS

         The Facilities and other assets and property owned or used by the Company are structurally sound, are in good operating condition and repair (normal wear and tear excepted), and are adequate for the uses to which they are being put, and none of such Facilities or other property and assets owned or used by the Company is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Facilities and other assets and property owned or used by the Company are sufficient for the continued conduct of its business after the Closing in substantially the same manner as conducted prior to the Closing.

         3.12 COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS

         (a) The Company is in compliance in all material respects with all Laws, licenses and Orders affecting the assets or properties owned or used by the Company or the business or operations of the Company including federal, state, local and foreign Laws, licenses and Orders. The Company has not been charged with violating nor, to the knowledge of the Company, has it been threatened with a charge of violating, nor is the Company under investigation with respect to a possible violation of, any provision of any federal, state, local or foreign Law, Order or administrative ruling or license relating to any of its assets or properties or any aspect of its business.

         (b) Section 3.12 of the Disclosure Schedule contains a complete and accurate list of each Governmental Permit that is held by the Company or that otherwise relates to the business of, or to any of the assets or properties owned or used by, the Company. Each Governmental Permit listed or required to be listed in Section 3.12 of the Disclosure Schedule is valid and in full force and effect and is not subject to any Proceedings for suspension, modification or revocation.

         3.13 LEGAL PROCEEDINGS

         (a) The Company has not received notice of, nor to the knowledge of the Company does there exist, any Proceeding that has been commenced by or against the Company, or any of the officers, directors, former officers or directors, employees, shareholders or agents of the Company (in their capacities as such) or that otherwise relates to the business of, or any of the assets or properties owned or used by, the Company.

(b) There is no Proceeding that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby.

         (c) To the knowledge of the Company, no Proceeding has been threatened.

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         3.14 ABSENCE OF CERTAIN CHANGES AND EVENTS

         Except as set forth in Section 3.14 of the Disclosure Schedule, since December 31, 2000, the Company has conducted its business only in the ordinary course, consistent with past practice, and there has not been any:

         (a) contingent liability incurred by the Company as guarantor or otherwise with respect to the obligations of others;

         (b) declaration, setting aside, making or payment of any dividend or other distribution or repurchase or payment in respect of shares of capital stock;

         (c) issuance, sale, disposition or Encumbrance of, or authorization for issuance, sale, disposition or Encumbrance of, or grant or issue of any options, warrants or rights to acquire with respect to, any shares of its capital stock or any other of its securities or any security convertible or exercisable into or exchangeable for any such shares or securities, or any change in its outstanding securities or shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

         (d) obligation or liability incurred by the Company other than obligations and liabilities incurred in the ordinary course of business consistent with past practice (none of which is a claim for breach of contract, breach of duty, breach of warranty, tort or infringement of an intellectual property right);

         (e) encumbrance of its assets or properties;

         (f) payment of any bonuses, salaries or other compensation to any shareholder, director, officer, consultant, agent or sales representative or (except in the ordinary course of business consistent with past practice) employee, increase of any bonuses, salaries or other compensation to any shareholder, director, officer, consultant, agent, sales representative or employee, or entry into or variation of any employment, severance or similar Contract with any director, officer or employee;

         (g) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any employees;

         (h) damage to or destruction of any asset or property, whether or not covered by insurance, or loss of any Customer, which could reasonably be expected to have a Material Adverse Effect on the Company, taken as a whole;

         (i) entry into, termination of, or receipt of notice of termination of any Contract or transaction involving a total remaining commitment by or to the Company of at least $25,000 including the entry into (i) any document evidencing any indebtedness; (ii) any capital or other lease; or (iii) any guaranty;

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         (j) sale, lease or other disposition (other than in the ordinary course of business consistent with past practice) of any asset or property;

         (k) cancellation, compromise, release or waiver of any debt, claim or right with a value to the Company in excess of $10,000;

         (l) creation, incurrence or assumption of any indebtedness for borrowed money or guarantee of any obligation in an aggregate amount in excess of $10,000, except for endorsements of negotiable instruments for collection in the ordinary course of business;

         (m) discharge or satisfaction of any Encumbrance or Lien other than those which are required to be discharged or satisfied during such period in accordance with their original terms;

         (n) payment, discharge or satisfaction of any material obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except for any current liabilities, and the current portion of any long term liabilities, shown on the Financial Statements (or not required as of the date thereof to be shown thereon in accordance with GAAP) or incurred since the date of the most recent balance sheet in the ordinary course of business consistent with past practice;

         (o) loan or advance to any Person other than travel and other similar routine advances in the ordinary course of business consistent with past practice, or acquisition of any capital stock or other securities of or any ownership interest in, or a significant portion of the assets of, any other business enterprise;

         (p) capital investment or capital expenditure or capital improvement, addition or betterment in amounts that exceed $10,000 in the aggregate or lease or agreement to lease assets with an annual rental that exceeds $10,000 in the aggregate;

         (q) institution or settlement of any Proceeding before any Governmental Authority relating to it or its assets or properties;

         (r) except in the ordinary course of business consistent with past practice, commitment to provide services or goods for an indefinite period or a period of more than three (3) months;

         (s) change in the method of accounting or the accounting principles or practices used by the Company in the preparation of the Financial Statements except as required by GAAP;

         (t) entry into other Contracts, except Contracts made in the ordinary course of business consistent with past practice;

         (u) amendment or other modification of any of the Organizational Documents of the Company;

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         (v) transfer or grant of any rights or licenses under, or entry into any settlement regarding the infringement of, any Intellectual Property Assets, or entry into any licensing or similar agreements or arrangements;

         (w) agreement, whether oral or written, by the Company to do any of the foregoing;

         (x) change in the management or supervisory personnel of the Company;
or

         (y) labor trouble or claim of unfair labor practices involving the Company.

         3.15 CONTRACTS; NO DEFAULTS

         (a) Section 3.15(a) of the Disclosure Schedule contains a complete and accurate list, and the Company has delivered to Buyer true, correct and complete copies, of:

         (i) each Contract involving payments of at least $10,000 that involves performance of services or delivery of goods or materials by the Company;

         (ii) each Contract involving payments of at least $10,000 that involves performance of services or delivery of goods or materials to the Company;

         (iii) each Contract providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

         (iv) each Contract or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement and the Ancillary Agreements or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

         (v) each Contract for joint marketing, teaming or development;

         (vi) each Contract with any dealer, franchiser, original equipment manufacturer, value-added reseller, or manufacturer's representative;

         (vii) each Contract pertaining to the Company's maintenance or support of its products, services or supplies;

         (viii) each Contract for the sale of its products not made in the ordinary course of business;

         (ix) each Contract with any sales agent or distributor of products of the Company;

         (x) each Contract for a license (other than off-the-shelf, fully paid up, shrink wrap software licenses) or franchise (as licensor or licensee or franchisor or franchisee);

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         (xi) each Contract involving any arrangement or obligation with respect to the return of products other than on account of a defect in condition, or failure to conform to the applicable Contract;

         (xii) each Contract with the United States government;

         (xiii) each Contract that is material to the assets or business of the Company;

         (xiv) each lease, license and other Contract affecting any leasehold or other interest in any real or personal property to which the Company is a party;

         (xv) each licensing agreement or other Contract to which the Company is a party with respect to patents, trademarks, copyrights, trade secrets or other intellectual property, including agreements with current or former employees, consultants or contractors regarding the use or disclosure of any intellectual property;

         (xvi) each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees involving or affecting the Company;

         (xvii) each joint venture, partnership and other Contract involving a sharing of profits, losses, costs or liabilities by the Company with any other Person or requiring the Company to make a capital contribution;

         (xviii) each Contract to which the Company is a party containing covenants that in any way purport to restrict the business activity of the Company or any of the employees of the Company or limit the freedom of the Company or any of the employees to engage in any line of business or to compete with any Person or hire any Person;

         (xix) each employment or consulting agreement between the Company and its employees and consultants (other than agreements that are terminable on 30 days notice or less without penalty);

         (xx) each agreement between the Company and an officer or director of the Company or any affiliate of any of the foregoing;

         (xxi) each power of attorney granted by the Company that is currently effective and outstanding;

         (xxii) each Contract for capital expenditures by the Company in excess of $10,000;

         (xxiii) each agreement of the Company under which any money has been or may be borrowed or loaned or any note, bond, factoring agreement, indenture or other evidence of indebtedness that has been issued or assumed (other than those under which there remain no ongoing obligations of the Company), and each guaranty by the Company of any evidence of indebtedness or other obligation, or of the net worth, of any Person (other than endorsements for the purpose of collection in the ordinary course of business);

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         (xxiv) each agreement of the Company containing restrictions with respect to the payment of dividends or other distributions in respect of its capital stock;

         (xxv) each stock purchase, merger or other agreement pursuant to which the Company acquired any material amount of assets (other than capital expenditures), and all relevant documents and agreements delivered in connection therewith;

         (xxvi) each material agreement to which the Company is a party containing a change of control provision applicable to this Agreement, any Ancillary Agreements or any transaction contemplated hereby or thereby;

         (xxvii) each other agreement to which the Company is a party having an indefinite term or a fixed term of more than one (1) year (other than those that are terminable at will or upon not more than thirty (30) days' notice by the Company without penalty) or requiring payments by the Company of more than $25,000 per year; and

         (xxviii) each standard form of agreement pursuant to which the Company provides services or goods to customers.

         (b) Each Contract identified or required to be identified in Section 3.15(a) of the Disclosure Schedule is in full force and effect and is valid and enforceable against the Company and, to the knowledge of the Company, against the other parties thereto in accordance with its terms;

         (c) The Company is in full compliance in all material respects with all applicable terms and requirements of each Contract under which the Company has any obligation or liability or by which the Company or any of the assets or properties owned or used by the Company is or was bound;

         (d) To the knowledge of the Company, each other Person that has or had any obligation or liability under any Contract under which the Company has any rights is in full compliance with all applicable terms and requirements of such Contract; and

         (e) To the knowledge of the Company, no event has occurred and no circumstance exists that (with or without notice or lapse of time or both) is likely to result in a violation or breach of any Contract.

         3.16 INSURANCE

         (a) Section 3.16 of the Disclosure Schedule sets forth the premium payments and describes all the insurance policies of the Company (except policies relating to Employee Benefit Plans listed on Section 3.19 of the Disclosure Schedule), which policies are now in full force and effect in accordance with their terms and expire on the dates shown on Section 3.16 of the Disclosure Schedule. There has been no default in the payment of premiums on any of such policies that has not been cured, and there is no ground for cancellation or avoidance of any such policies, or any increase in the premiums thereof, or for reduction of the coverage provided

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thereby. Such policies shall continue in full force and effect up to the expiration dates shown in Section 3.16 of the Disclosure Schedule. True, correct and complete copies of all insurance policies listed in Section 3.16 of the Disclosure Schedule have been previously furnished to Buyer.

         (b) The policies listed on Section 3.16 of the Disclosure Schedule (i) are sufficient to enable the Company to comply with all requirements of Laws and all agreements to which it is subject, (ii) will remain in full force and effect through the respective expiration dates of such policies without payment of additional premiums, and (iii) will not be adversely affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement or any Ancillary Agreement. Section 3.16 of the Disclosure Schedule also sets forth all other insurance policies in effect at any time during the period ended May 31, 2001 under which the Company currently may be entitled to give notice or otherwise assert a claim.

         (c) Except for amounts deductible under the policies of insurance described on Section 3.16 of the Disclosure Schedule or with respect to risks assumed as a self-insurer and described on such Section, the Company is not, nor has the Company at any time been, subject to any liability as a self-insurer of the business or assets of the Company.

         (d) Except as set forth on Section 3.16 of the Disclosure Schedule, there are no claims, by or with respect to the Company, pending under any of said policies, or disputes with insurers. No notice of cancellation or termination has been received with respect to any such policy. The Company has not been refused any insurance with respect to assets or operations, nor has its coverage been limited by any insurance carrier with which it has applied for any such insurance or with which it has carried insurance. The Company has no knowledge of any insurance carrier's insolvency or inability to perform its obligations or pay any claims pursuant to any of the insurance policies maintained by the Company.

         (e) Except as set forth on Section 3.16 of the Disclosure Schedule, the Company has no current or prior insurance policy that remains subject to a retrospective adjustment of the premiums payable thereunder.

         3.17 ENVIRONMENTAL MATTERS

         (a) The Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession by the Company of all Governmental Permits required under applicable Environmental Laws and compliance with the terms and conditions thereof. The Company has not received notice of, nor is the Company, nor any predecessor of it, the subject of any Environmental Claim or Remedial Action. The Company has no Environmental, Health and Safety Liabilities. There are no circumstances or conditions related to the Company, the Company's operations or any of the Company's Facilities that are reasonably likely to prevent or interfere with such compliance or give rise to an Environmental Claim or Remedial Action in the future.

         (b) There are no Environmental Claims that are pending or, to the knowledge of the Company, threatened against the Company, the Company's Facilities or against any Person

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


whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of Law.

         (c) The Company, and any other Person acting on behalf of the Company (solely with respect to any such other Person, with the Company's knowledge) has not (A) disposed of, transported, stored, or arranged for the disposal of any Hazardous Materials to, at or upon: (i) any location other than a site lawfully permitted to receive such Hazardous Materials, (ii) any Facilities, or (iii) any site which, pursuant to CERCLA or any similar state Law, has been placed on the National Priorities List, CERCLIS or their state equivalents, and (B) there has not occurred during the period the Company operated or possessed any Facility or is presently occurring a Release, or threatened Release, of any Hazardous Materials on, into or beneath the surface of, or adjacent to, any Facilities.

         3.18 EMPLOYEES

         (a) Section 3.18 of the Disclosure Schedule contains a complete and accurate list of the following information for each employee of the Company: name; job title; bonus; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any employee benefit plan of any nature. True and correct information representing each employee's base salary has previously been delivered to Buyer, in form and substance reasonably satisfactory to Buyer.

         (b) To the knowledge of the Company, no officer or employee of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such officer or employee and any other Person that could adversely affect (i) the performance of his or her duties as an officer or employee of the Company, or (ii) the ability of the Company to conduct its business.

         (c) No employee of the Company is bound by any agreement with any other Person that is violated or breached by such employee performing the services he or she is performing for the Company.

         (d) The Company has not had a "Plant Closing" or a "Mass Layoff" within the meaning of the federal Workers Adjustment and Retraining Notification Act of 1988 ("WARN").

         (e) The Company has delivered to Buyer or its counsel prior to the date hereof true and complete copies of any employment agreements and any procedures and policies relating to the employment of employees of the Company and the use of temporary employees and independent contractors by the Company (including summaries of any procedures and policies that are unwritten).

         3.19 EMPLOYEE BENEFITS

         (a) Except for the Employee Benefit Plans listed on Section 3.19 of the Disclosure Schedule, the Company does not maintain, have an obligation to contribute to or have any actual

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or contingent liability with respect to any Employee Benefit Plan. "EMPLOYEE
BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits (other than ordinary cash compensation) to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof), of the Company, which are now, or were within the past five years, maintained by the Company, or under which the Company has or could have any obligation or liability, whether actual or contingent, including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements. The Company has delivered to Buyer or its counsel prior to the date hereof true and complete copies of (i) plan instruments and amendments thereto for all Employee Benefit Plans (or written summaries of any Employee Benefit Plans that are unwritten) and related trust agreements, insurance and other contracts, summary plan descriptions, and summaries of material modifications, and material communications distributed to the participants of each Plan, (ii) to the extent annual reports on Form 5500 are required with respect to any Employee Benefit Plan, the two most recent annual reports and attached schedules for each Employee Benefit Plan as to which such report is required to be filed, and (iii) where applicable, the most recent
(A) opinion, notification and determination letters, (B) audited financial statements, (C) actuarial valuation reports, and (D) nondiscrimination tests performed under the Code (including 401(k) and 401(m) tests) for each Employee Benefit Plan.

         (b) The Company does not have and has never had an ERISA Affiliate. "ERISA AFFILIATE" means any entity (whether or not incorporated) other than the Company that, together with the Company is a member of (i) a controlled group of corporations within the meaning of Section 414(b) of the Code; (ii) a group of trades or businesses under common control within the meaning of Section 414(c) of the Code; or (iii) an affiliated service group within the meaning of Section 414(m) of the Code.

         (c) The Company does not maintain and has never maintained, nor does it contribute to or has it ever contributed to, an Employee Benefit Plan subject to Title IV of ERISA (including a multiemployer plan) and no facts exist under which the Company could incur any liability under Title IV of ERISA.

         (d) With respect to each Employee Benefit Plan, (i) no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code, respectively) has at any time engaged in a transaction that could subject Buyer or the Company directly or indirectly to a tax, penalty or liability for prohibited transactions imposed by ERISA or the Code and (ii) no fiduciary (as defined in Section 3(21) of ERISA) with respect to any Employee Benefit Plan, for whose conduct the Company could have any liability (by reason of indemnities or otherwise), has breached any of the responsibilities or obligations imposed upon the fiduciary under Title I of ERISA.

         (e) Each Employee Benefit Plan that is a "welfare plan" within the meaning of Section 3(1) of ERISA and that provides health, disability or death benefits is fully insured; the

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Company is not obligated to directly pay any such benefits or to reimburse any third Person payor for the payment of such benefits.

         (f) Each Employee Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "PENSION PLAN") and that is subject to Sections 201, 301 or 401 of ERISA has received a favorable determination letter from the Internal Revenue Service covering all amendments required by the Tax Reform Act of 1986 and prior legislation and there are no circumstances that are likely to result in revocation of any such favorable determination letter. Except as noted on Section 3.19 of the Disclosure Schedule, no Pension Plan has assets other than securities listed on a public exchange, mutual fund shares registered under federal law, publicly traded debt or government debt instruments, or participant loans extended in accordance with Plan Terms. Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable Laws, Orders or governmental rules and regulations currently in effect with respect thereto, and by its terms can be amended and/or terminated at any time. As of and including the Closing Date, the Company (i) shall have performed all material obligations required to be performed by it under, and shall not be in material default under or in material violation of any Employee Benefit Plan and (ii) shall have made all contributions or payments required to be made by it up to and including the Closing Date with respect to each Employee Benefit Plan, or adequate accruals (including accruals for 401(k) match, if any) therefor will have been provided for and will be reflected on the Financial Statements provided to Buyer by the Company. All notices, filings and disclosures required by ERISA or the Code (including notices under Section 4980B of the Code and certifications under the Health Insurance Portability and Accountability Act) have been timely made.

         (g) The Company has not received nor is it aware of any Proceeding (other than routine claims for benefits) pending or, to the knowledge of the Company, threatened with respect to any Employee Benefit Plan or against any fiduciary of any Employee Benefit Plan, and there are no facts that could give rise to any such Proceeding. There has not occurred any circumstances by reason of which the Company may be liable for an act, or a failure to act, by a fiduciary with respect to any Employee Benefit Plan.

         (h) There are no complaints, charges or claims against the Company pending or, to the Company's knowledge, threatened to be brought by or filed with any Governmental Authority and no facts exist as a result of which the Company could have any liability based on, arising out of, in connection with or otherwise relating to the classification of any individual by the Company as an independent contractor or "leased employee" (within the meaning of Section 414(n) of the Code) rather than as an employee.

         (i) Section 3.19(i) of the Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company who holds (i) any option to purchase Company Common Stock, together with the number of shares of Company Common Stock subject to such option, the option price of such option (to the extent determinable), whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such option; (ii) any shares of Company Common Stock that are restricted as a result of an agreement with the Company or the

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



stock plan of the Company; and (iii) any other right, directly or indirectly, to receive Company Common Stock or any other compensation based in whole or in part on the value of Company Common Stock, together with the number of shares of Company Common Stock subject to such right.

         (j) Section 3.19(j) of the Disclosure Schedule sets forth a true and complete list of (i) all agreements with consultants who are individuals obligating the Company to make annual cash payments in an amount exceeding $25,000; and (ii) all agreements with respect to the services of independent contractors or leased employees who are individuals or individuals doing business in a corporate form whether or not they participate in any of the Employee Benefit Plans.

         (k) (i) No Employee Benefit Plan is an employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Code) or otherwise invests in Company Common Stock; and (ii) the consummation of the transactions contemplated by this Agreement will not, alone or together with any other event, (A) entitle any employee or former employee of the Company to any payment, (B) result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any employee or former employee, or (C) result in any parachute payment under
Section 280G of the Code, whether or not such payment is considered reasonable compensation for services rendered. The Company will take all actions within its control to ensure that all actions required to be taken by a fiduciary of any Employee Benefit Plan in order to effectuate the transaction contemplated by this Agreement shall comply with the terms of such Plan, ERISA and other applicable Laws.

         (l) No Employee Benefit Plan provides benefits, including, without limitation, death or medical benefits (through insurance or otherwise) with respect to any employee or former employee of the Company beyond their retirement or other termination of service other than (i) coverage mandated by applicable Law, (ii) retirement or death benefits under any Pension Plan, (iii) disability benefits under any welfare plan that have been fully provided for by insurance or otherwise, (iv) deferred compensation benefits accrued as liabilities on the consolidated books of the Company, or (v) benefits in the nature of severance pay.

         (m) No Employee Benefit Plan is a "multiple employer plan" as described in Section 3(40) of ERISA or Section 413(c) of the Code.

         (n) No Employee Benefit Plan, other than a Pension Plan, is funded through a trust intended to be exempt from tax pursuant to Section 501 of the Code.

         (o) The Company has not proposed, agreed nor announced any changes to any Employee Benefit Plan that would cause an increase in benefits under any such Employee Benefit Plan (or the creation of new benefits or plans) or to change any employee coverage that would cause an increase in the expense of maintaining any such plan.

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         3.20 LABOR RELATIONS

         (a) No condition or state of facts or circumstances exists that could materially adversely affect the Company's relations with its employees, including the consummation of the transactions contemplated by this Agreement.

         (b) The Company is in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours and is not engaged in any unfair labor practice.

         (c) No collective bargaining agreement with respect to the business of the Company is currently in effect or being negotiated. The Company has not encountered any labor union or collective bargaining organizing activity with respect to its employees. The Company has no obligation to negotiate any such collective bargaining agreement, and, to the knowledge of the Company, there is no indication that the employees of the Company desire to be covered by a collective bargaining agreement.

         (d) There are no strikes, slowdowns, work stoppages or other labor trouble pending or, to the knowledge of the Company, threatened with respect to the employees of the Company, nor has any of the above occurred or, to the knowledge of the Company, been threatened.

         (e) There is no representation claim or petition pending before the National Labor Relations Board or any state or local labor agency and, to the knowledge of the Company, no question concerning representation has been raised or threatened respecting the employees of the Company.

         (f) There are no complaints or charges against the Company pending before the National Labor Relations Board or any state or local labor agency and, to the knowledge of the Company, no complaints or charges have been filed or threatened to be filed against the Company with any such board or agency.

         (g) To the knowledge of the Company, no charges with respect to or relating to the business of the Company are pending before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices.

         (h) Section 3.20 of the Disclosure Schedule accurately sets forth all unpaid severance that, as of the date hereof, is due or claimed, in writing, to be due from the Company to any Person whose employment with the Company was terminated.

         (i) The Company has not received notice of the intent of any government body or Governmental Authority responsible for the enforcement of labor or employment Laws to conduct an investigation of the Company and no such investigation is in progress.

         (j) The Company is not and, to the knowledge of the Company, no employee of the Company is, in violation in any material respect of any employment agreement, non-disclosure

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

agreement, non-compete agreement nor any other agreement regarding an employee's employment with the Company.

         (k) The Company has paid or accrued all wages that are due and payable to each of its employees and each of its independent contractors.

         (l) Except as set forth in Section 3.20(l) to the Disclosure Schedule, the Company does not have and will not have at the Closing Date any contingent liabilities for sick leave, vacation, holiday pay, severance pay, accrued pay or similar items not set forth in the Financial Statements except for such obligations incurred in the ordinary course of business and consistent with past practices.

         (m) The execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not trigger any severance pay obligation of the Company under any Contract.

         3.21 INTELLECTUAL PROPERTY

         (a) Intellectual Property Assets--As used herein, the term "INTELLECTUAL PROPERTY ASSETS" shall mean all worldwide intellectual property rights including without limitation: (i) all trademarks, service marks, trade names, common law trademarks, business names, Internet domain names, trade dress, slogans, and the goodwill associated therewith, and all registrations or applications therefor (collectively, "MARKS"); (ii) all patents, patent applications and inventions and discoveries that may be patentable (collectively, "PATENTS"); (iii) all copyrights in both published works and unpublished works, including training manuals, marketing and promotional materials, internal reports, business plans and any other expressions, mask works, software programs (source and object code), and videos, whether registered or unregistered, and all registrations or applications in connection therewith (collectively, "COPYRIGHTS"); and (iv) all trade secrets, know-how, confidential information, customer lists, technical information, proprietary information, technologies, processes and formulae, source code, algorithms, architecture, structure, display screens and development tools, data, plans, drawings and blue prints, whether tangible or intangible and whether stored, compiled, or memorialized physically, electronically, photographically, or otherwise (collectively, "TRADE SECRETS"); owned, used or licensed by the Company as licensee or licensor and that are used in or material to the conduct of the business of the Company as it is currently conducted or as proposed to be conducted.

         (b) Rights--The Company (i) owns all right, title and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances and Liens, or (ii) licenses or otherwise possesses legally valid and enforceable rights to use each of the Intellectual Property Assets, and, in each case of clause (i) or (ii), the Company may transfer such rights as contemplated by this Agreement. Except as set forth on Section 3.21(b) of the Disclosure Schedule, the Company has made all necessary filings and recordations to protect and maintain its interest in the Intellectual Property Assets except where the failure to so protect or maintain does not relate to a material Intellectual Property Asset.

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         (c) Agreements--Section 3.21(c) of the Disclosure Schedule contains a true, correct and complete list and summary description, including any royalties paid or received by the Company, of all Contracts relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound. Other than as set forth on Section 3.21(c) of the Disclosure Schedule, the Company is not nor will it be as a result of the execution and delivery of this Agreement and any Ancillary Agreements, as applicable, or the performance of its obligations hereunder or thereunder, in breach or violation of any agreement described on Section 3.21(c) of the Disclosure Schedule. Each license of Intellectual Property Assets listed in Section 3.21(c) is valid, subsisting, and enforceable, and shall continue in effect on its current terms upon consummation of the transactions contemplated by this Agreement and any Ancillary Agreements, as applicable.

         (d) Patents--(i) Section 3.21(d) of the Disclosure Schedule contains a true, correct and complete list of all Patents; (ii) all Patents are valid and subsisting and all maintenance fees, annuities and the like have been paid;
(iii) to the knowledge of the Company, none of the Patents is infringed; and
(iv) none of the patents has been challenged or threatened in any way by any Person, and none of the products or technology used, sold, offered for sale or licensed or proposed for use, sale, offer for sale or license by the Company infringes or is alleged to infringe any rights of any Person.

         (e) Trademarks--(i) Section 3.21(e) of the Disclosure Schedule contains a true, correct and complete list of all Marks; (ii) all Marks are valid and subsisting; (iii) to the knowledge of the Company, none of the Marks is infringed; (iv) none of the Marks has been challenged or threatened in any way by any Person, and no claims exist against the use by the Company of any trademarks, service marks, trade names, or trade dress used in the business of the Company as currently conducted or as proposed to be conducted; (v) all materials encompassed by the Marks have been marked with appropriate trademark and registration notices; and (vi) all uses of registered Marks are in conformance with applicable statutory and common law so as not to compromise the strength and integrity of the Marks. (f) Copyrights--(i) Section 3.21(f) of the Disclosure Schedule contains a true, correct and complete list of all Copyrights; (ii) all the Copyrights owned by the Company, whether or not registered, are valid and enforceable; (iii) to the knowledge of the Company, none of the Copyrights is infringed or has been challenged or threatened in any way; (iv) no claims exist against the use by the Company of any writings or other expressions used in the business of the Company as currently conducted or as proposed to be conducted; and (v) all works encompassed by the Copyrights have been marked with appropriate copyright notices.

         (g) Trade Secrets--The Company has taken reasonable precautions to protect the secrecy, confidentiality and value of its Trade Secrets. To the knowledge of the Company, the Trade Secrets have not been used, divulged or appropriated either for the benefit of any Person (other than the Company) or to the detriment of the Company. None of the Trade Secrets is subject to any material adverse claim or, to the knowledge of the Company, has been challenged or threatened in any way. Appropriate policies are in place to ensure the continued secrecy, confidentiality and value of its Trade Secrets, including but not limited to appropriate marking of

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Trade Secrets as "proprietary" and/or "confidential;" appropriate limiting of access to Trade Secrets by employees on a "need-to-know" basis; and appropriate confidentiality provisions in agreements executed by employees, contractors, joint venturers and any and all Persons potentially or actually having access to Trade Secrets.

         (h) No Restrictions - No Intellectual Property Asset is subject to any outstanding Order, Proceeding (other than pending applications for patent, trademark registration or copyright registration) or stipulation restricting in any manner the licensing thereof by the Company. The Company has not entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property Asset.

         (i) Nondisclosure - All employees, contractors, agents and consultants of the Company have executed a nondisclosure and assignment of inventions agreement in the form attached hereto as Section 3.21(i) of the Disclosure Schedule to protect the confidentiality and to vest in the Company exclusive ownership of such Intellectual Property Assets. To the knowledge of the Company, no employee, contractor, agent or consultant of the Company has made any unauthorized use of the Company's Trade Secrets or other confidential information or used any Trade Secrets or other confidential information of any other Person in the course of their work for the Company. The Company has no written or oral agreements with employees, contractors agents or consultants with respect to the ownership of inventions, trade secrets or other works created by them as a result of which any such employee, contractor, agent or consultant may have nonexclusive rights to the portions of the Intellectual Property Assets so created by such individual.

         (j) Agency Conflicts -- To the knowledge of the Company, no officer, employee, contractor, agent or consultant of the Company is, or is now expected to be, in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or agreement or any restrictive covenant relating to the right of any such officer, employee, contractor, agent or consultant to be employed or engaged by the Company because of the nature of the business conducted or to be conducted by the Company or relating to the use of Trade Secrets or proprietary information of others and, to the Company's knowledge and belief, the continued employment or retention of its officers, employees, contractors, agents or consultants does not subject the Company to any liability with respect to any of the foregoing matters.

         (k) Source Code Escrow - Except as disclosed in Section 3.21(k) to the Disclosure Schedule, the Company has not deposited, nor is it obligated to deposit, any source code regarding its products into any source code escrows or similar arrangements and the Company is not under any contractual nor other obligation to disclose the source code or any other material proprietary information included in or relating to its products.

         3.22 CERTAIN PAYMENTS

         Neither the Company nor any shareholder, director, officer, agent or employee of the Company nor, to the knowledge of the Company, any other Person associated with or acting for

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or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services in violation of the Foreign Corrupt Practices Act or any similar Law (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions, or for special concessions already obtained, for or in respect of the Company or any affiliate of the Company, or (b) established or maintained any fund or asset of the Company that has not been recorded in the consolidated books and records of the Company.

         3.23 RELATIONSHIPS WITH RELATED PERSONS

         No shareholder, affiliate, officer, director or employee of the Company, nor any spouse or child of any of them or any Person associated with any of them ("RELATED PERSON"), has any interest in any assets or properties used in or pertaining to the business of the Company. Except as set forth in
Section 3.23 to the Disclosure Schedule, none of the shareholders, affiliates, officers, directors or employees of the Company nor any Related Person owns or has owned, directly or indirectly, and whether on an individual, joint or other basis, any equity interest or any other financial or profit interest in a Person (other than less than two percent (2%) of the outstanding capital stock of a Person subject to the reporting requirements of the Exchange Act) that has (i) had business dealings with the Company, or (ii) engaged in competition with the Company. Except as set forth in Section 3.23 to the Disclosure Schedule, no shareholder, affiliate, officer, director or employee of the Company nor the Related Person is a party to any Contract with, or has any claim or right against, or owes any amounts to, the Company.

         3.24 BROKERS OR FINDERS

         Except as set forth in Section 3.24 to the Disclosure Schedule, neither the Company nor its agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or financial advisory services or other similar payment in connection with this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby.

         3.25 CUSTOMER RELATIONSHIPS

         Except as set forth in Section 3.25 to the Disclosure Schedule, to the knowledge of the Company, there are no facts or circumstances, including the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, that are reasonably likely to result in the loss of any material customer of the Company or a material change in the relationship of the Company with such a customer.

         3.26 OUTSTANDING INDEBTEDNESS

         Section 3.26 of the Disclosure Schedule sets forth as of the Base Balance Sheet Date (a) the amount of all indebtedness for borrowed money of the Company then outstanding (including (i) the interest rate applicable thereto, (ii) any Encumbrances or Liens that relate to such indebtedness, and (iii) the name of the lender or the other payee of each such indebtedness),

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(b) the amount of all lending and commitments to lend, and (c) the amount of all guarantees or sureties of the Company with respect to the obligations of any Person.

         3.27 SUPPLIERS; RAW MATERIALS CONTRACTORS

         Section 3.27 of the Disclosure Schedule sets forth for the year ended December 31, 2000 and the five months ended May 31, 2001, (i) the names and addresses of the ten (10) largest suppliers, contractors and subcontractors of the Company based on the aggregate value of raw materials, supplies, merchandise and other goods and services ordered by the Company from such suppliers, contractors and subcontractors during such period, and (ii) the amount for which each such supplier, contractor or subcontractor invoiced the Company during such period. The Company has received no notice and has no reason to believe that there has been any material adverse change in the price of such raw materials, supplies, merchandise or other goods or services, or that any such supplier, contractor or subcontractor will not sell raw materials, supplies, merchandise and other goods and services to the Company at any time after the Closing Date on terms and conditions substantially the same as those used in its current sales to the Company, subject to general and customary price increases.

         3.28 CUSTOMERS

         Section 3.28 of the Disclosure Schedule sets forth a true, complete and correct listing of the twenty (20) largest customers (the "CUSTOMERS") of the Company (based upon the amounts for which each such Customer was invoiced during the year ended December 31, 2000 and the five months ended May 31, 2001.

         3.29 PAYABLES

         There has been no material adverse change since the date of the Financial Statements in the amount or delinquency of accounts payable by the Company (either individually or in the aggregate).

         3.30 PRODUCT WARRANTIES; PRODUCT LIABILITY

         Attached to Section 3.30 of the Disclosure Schedule are complete and correct copies of the standard terms and conditions of sale, license or lease for each of the products or services of the Company (containing applicable guaranty, warranty and indemnity provisions). Except as required by Law or as set forth in such standard terms and conditions, no product manufactured, sold, licensed, leased, or delivered by, or service rendered by or on behalf of, the Company is subject to any guaranty, warranty or other indemnity, express or implied, beyond such standard terms and conditions. Section 3.30 of the Disclosure Schedule sets forth the aggregate expenses incurred by the Company's customer support and service center in fulfilling its obligations under its guaranty, warranty and right of return provisions during the periods covered by the Financial Statements and the Interim Financial Statements and the Company knows of no reason why such expenses should materially increase as a percentage of sales in the future. Except as set forth in Section 3.30 of the Disclosure Schedule, there are no existing or, to the knowledge of the Company threatened claims, against the Company for services or merchandise that are defective


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or fail to meet any service or product warranties other than in the ordinary course of business consistent with past experience. Except as set forth in Section 3.30 of the Disclosure Schedule, no claim has been asserted against the Company since its formation for renegotiation or price redetermination of any completed business transaction. The Company's products are free from known significant defects and, to the knowledge of the Company, conform in all material respects to the specifications, documentation and sample demonstration furnished to the Company's customers and made available to Buyer.

         3.31 FINANCIAL SERVICE RELATIONS AND POWERS OF ATTORNEY

         All of the arrangements that the Company has with any bank depository institution or other financial services entity, whether or not in the Company's name, are completely and accurately described on Section 3.31 of the Disclosure Schedule, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the current balance as of the date reported, banking institution and person or persons authorized as signatories in respect thereof. The Company has no outstanding powers of attorney.

         3.32 REGULATORY CORRESPONDENCE

         The Company has made available to the Buyer true and correct copies of any and all material correspondence from and to any federal, governmental or regulatory agencies or bodies since its formation.

         3.33 INVESTMENT MATTERS

         (a) The Sellers are acquiring the Buyer Shares for their own account and not with a view to distribution within the meaning of Section 2(11) of the Securities Act.

         (b) The Sellers acknowledge that the Buyer Shares may not be sold, transferred or otherwise disposed of in the United States unless in compliance with the Securities Act and any applicable U.S. state securities laws.

         (c) The Sellers have sufficient knowledge and expertise in business and financial matters to have been able to evaluate the risks and merits inherent in the purchase of Buyer Shares contemplated by this Agreement.

         (d) Each Seller has had the opportunity to ask questions of the officers of Buyer on any matter material to his or her decision to purchase Buyer Shares hereunder and all such questions were answered to his or her satisfaction.

         (e) None of the Sellers is an accredited investor within the meaning of Rule 501(a) promulgated under the Securities Act.

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         3.34 DISCLOSURE

         No representation or warranty of the Company or any of the Sellers in this Agreement as modified by statements in the Disclosure Schedule is inaccurate in any material respect or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

4.       REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to the Company and Sellers as follows:

         4.1 ORGANIZATION AND GOOD STANDING

         Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has full corporate power and authority to conduct its business as it is now being conducted and to own or use the assets and properties that it purports to own or use. Buyer is duly qualified to do business as a foreign corporation and is in good standing under the Laws of each state or other jurisdiction in which either the ownership or use of the assets or properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect on Buyer and its Subsidiaries, taken as a whole.

         4.2 AUTHORITY; NO CONFLICT

         (a) Buyer has the right, power, authority and capacity to execute and deliver this Agreement and the Ancillary Agreements to which Buyer is a party, to consummate the transactions contemplated hereby and thereby and to perform its obligations under this Agreement and the Ancillary Agreements to which Buyer is a party. This Agreement has been duly authorized and approved, executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms. Upon the execution and delivery by Buyer of the Ancillary Agreements to which Buyer is a party, such Ancillary Agreements will constitute the legal, valid and binding obligations of Buyer, enforceable against it in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (b) Neither the execution and delivery of this Agreement nor any Ancillary Agreement by Buyer nor the consummation or performance by Buyer of the transactions contemplated hereby or thereby, including issuance of the Buyer Shares pursuant to this Agreement, will, directly or indirectly (with or without notice or lapse of time or both):

         (i) contravene, conflict with, or result in a violation or breach of
(A) any provision of the Organizational Documents of Buyer, (B) any resolution adopted by the board of directors or the shareholders of Buyer, (C) any legal requirement or any Order, award, decision, settlement or

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process to which Buyer or any of the assets or properties owned or used by it may be subject, or (D) any Governmental Permit held by Buyer, excluding from clauses (C) and (D) any contravention, conflict, violation or breach that would not, either individually or in the aggregate, have a Material Adverse Effect or materially impair or preclude the Buyer's ability to consummate the transactions contemplated hereby;

         (ii) result in a breach of or constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement to any payment or benefit, or require the consent or approval of or any notice to or filing with any third Person, under any material Contract to which Buyer is a party or by which its assets or properties are bound, or require the consent or approval of or any notice to or filing with any Governmental Authority to which either Buyer or its assets or properties are subject except for any breaches, defaults, rights of termination, cancellation or acceleration, entitlements, consents, approvals, notices or filings that would not, either individually or in the aggregate, have a Material Adverse Effect or materially impair or preclude the Buyer's ability to consummate the transactions contemplated hereby; or

         (iii) result in the imposition or creation of any Encumbrance or Lien upon or with respect to any of the assets or properties owned or used by Buyer except for any imposition or creation that would not, either individually or in the aggregate, have a Material Adverse Effect or materially impair or preclude the Buyer's ability to consummate the transactions contemplated hereby.

         4.3 CAPITALIZATION; BUYER SHARES

         (a) The authorized capital stock of Buyer consists of 1,000,000 shares of preferred stock, $.01 par value per share, of which as of the date of this Agreement no shares are issued or outstanding, and 43,000,000 shares of Buyer Common Stock, of which as of June __, 2001, ________ shares were issued and outstanding.

         (b) The Buyer Shares issuable as a result of this Agreement have been duly authorized and, upon consummation of the transactions contemplated hereby will be validly issued, fully paid and nonassessable and approved for listing on the Nasdaq National Market.

         4.4 FILINGS WITH THE COMMISSION

         (a) Buyer has delivered or made available to the Company a true, correct and complete copy of its Annual Report on Form 10-K for the year ended September 30, 2000 and Quarterly Reports on Form 10-Q for the quarters ended December 31, 2000 and March 31, 2001 (collectively, the "BUYER SEC REPORT"). The Buyer SEC Report has been timely filed pursuant to the Exchange Act.

         (b) The Buyer SEC Report complied as to form in all material respects with the requirements of the Exchange Act in effect on the date thereof. The Buyer SEC Report, when filed pursuant to the Exchange Act, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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         (c) Each of the Buyer financial statements (including the related notes) included in the Buyer SEC Report presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Buyer as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of any unaudited interim financial statements included therein, to normal year-end adjustments and to absence of complete footnotes.

         4.5 LEGAL PROCEEDINGS

         There is no pending Proceeding against Buyer that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby, or that otherwise could reasonably be expected to result in a Material Adverse Effect on Buyer and its Subsidiaries, taken as whole. To the knowledge of Buyer, no such Proceeding has been threatened.

         4.6 BROKERS OR FINDERS

         Neither Buyer nor any of its agents has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or financial advisory services or other similar payment in connection with this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby.

         4.7 DISCLOSURE

         No representation or warranty of Buyer in this Agreement is inaccurate in any material respect or omits to state a material fact necessary to make the statements herein in light of the circumstances under which they were made, not misleading.

5.       COVENANTS

         The parties, as applicable, hereby covenant and agree as follows:

         5.1 NORMAL COURSE

         From the date hereof until the Closing Date, the Company shall: (a) maintain its corporate existence in good standing; (b) maintain the general character of its business; (c) maintain in effect all of its presently existing insurance coverage (or substantially equivalent insurance coverage); (d) preserve intact in all material respects its business organization, preserve its goodwill and the confidentiality of its business know-how, exercise its best efforts to keep available to the Company the services of its current officers and employees and preserve its present material business relationships with its collaborators, licensors, customers, suppliers and other Persons with which the Company has material business relations; and (e) in all respects conduct its business only in the usual and ordinary manner consistent with past practice and perform all Contracts.


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         5.2 CONDUCT OF BUSINESS

         From the date hereof until the Closing Date, except as set forth in
Section 5.2 to the Disclosure Schedule, the Company shall not and the Sellers shall not, except as contemplated by this Agreement, permit the Company to, directly or indirectly do, or propose to do, any of the following without the prior written consent of Buyer, which consent shall not be unreasonably withheld:

         (a) amend or otherwise modify its Organizational Documents;

         (b) issue, sell, dispose of or Encumber or authorize the issuance, sale, disposition or Encumbrance of, or grant or issue any option, warrant or other right to acquire or make any agreement of the type referred to in Section
3.3 with respect to any shares of its capital stock or any of its other securities or any security convertible or exercisable into or exchangeable for any such shares or securities, or alter any term of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

         (c) encumber any material assets or properties of the Company;

         (d) declare, set aside, make or pay any dividend or other distribution to any shareholder with respect to its capital stock;

         (e) redeem, purchase or otherwise acquire any capital stock or other securities of the Company;

         (f) increase the compensation or other remuneration or benefits payable or to become payable to any director or officer of the Company, or increase the compensation or other remuneration or benefits payable or to become payable to any of its other employees or agents;

         (g) adopt or (except as otherwise required by law) amend or make any unscheduled contribution to any Employee Benefit Plan for or with employees, or enter into any collective bargaining agreement;

         (h) terminate or modify any Contract requiring future payments to or from the Company, individually or in the aggregate, in excess of $10,000, except for termination of Contracts upon their expiration during such period in accordance with their terms;

         (i) create, incur, assume or otherwise become liable for any indebtedness in an aggregate amount in excess of $25,000, except for blanket inventory purchases where the Company shall not make any payment or commitment in an aggregate amount in excess of $25,000 (for purposes of this part of Section 5.2(i), obligations or liabilities that are paid, discharged or satisfied under Section 5.2(j) shall be included in determining whether the foregoing basket amounts have been reached), or guarantee or endorse any obligation or the net

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worth of any Person, except for endorsements of negotiable instruments for collection in the ordinary course of business;

         (j) pay, discharge or satisfy any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, in an aggregate amount in excess of $25,000, except for liabilities incurred in the ordinary course of business prior to the date hereof and blanket inventory purchases where the Company shall not make any payment or commitment in an aggregate amount in excess of $25,000 (for purposes of this Section 5.2(j), indebtedness that is created, incurred, assumed or for which the Company is otherwise liable under Section 5.2(i) shall be included in determining whether the foregoing basket amounts have been reached);

         (k) sell, transfer, lease or otherwise dispose of any of its assets or properties, except in the ordinary course of business consistent with past practice and for a cash consideration equal to the fair value thereof at the time of such sale, transfer, lease or other disposition;

         (l) cancel, compromise, release or waive any material debt, claim or right;

         (m) make any loan or advance to any Person other than travel and other similar routine advances in the ordinary course of business consistent with past practice, or acquire any capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other business enterprise;

         (n) make any material capital investment or expenditure or capital improvement, addition or betterment;

         (o) change its method of accounting or the accounting principles or practices utilized in the preparation of the Financial Statements, other than as required by GAAP;

         (p) institute or settle any Proceeding before any Governmental Authority relating to it or its assets or properties;

         (q) adopt a plan of dissolution or liquidation with respect to the Company;

         (r) enter into any Contract, except Contracts made in the ordinary course of business consistent with past practice;

         (s) make any new election with respect to Taxes or any change in current elections with respect to Taxes, or settle or compromise any federal, state, local or foreign Tax liability or agree to an extension of a statute of limitations;

         (t) take or omit to take any action that would constitute a material violation of or material default under, or waive any rights under, any material Contract;

         (u) enter into any commitment to do any of the foregoing, or any action that would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect in any material respect (subject to the knowledge and materiality limitations

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set forth therein) or cause any covenant, condition or agreement of the
Company in this Agreement not to be complied with or satisfied in any material respect; or

         (v) Enter into any contracts or other agreements of any nature whatsoever that are not by their express terms freely transferable and assignable to Buyer.

         5.3 CERTAIN FILINGS

         The Company shall cooperate with Buyer with respect to all filings with Governmental Authorities that are required to be made by the Company to carry out the transactions contemplated by this Agreement. The Company shall assist Buyer in making all such filings, applications and notices as may be necessary or desirable in order to obtain the authorization, approval or consent of any Governmental Authority that may be reasonably required or which Buyer may reasonably request in connection with the consummation of the transactions contemplated hereby.

         5.4 NOTIFICATION OF CERTAIN MATTERS

         The Company and/or each of the Sellers shall promptly notify Buyer of
(i) the occurrence or non-occurrence of any fact or event of which the Company and/or each of the Sellers has knowledge that would be reasonably likely (A) to cause any representation or warranty of the Company and/or each of the Sellers contained in this Agreement or any Ancillary Agreements to be untrue or incorrect in any material respect at any time from the date hereof to the Closing Date or (B) to cause any covenant, condition or agreement of the Company and/or each of the Sellers in this Agreement or any Ancillary Agreements not to be complied with or satisfied in any material respect and (ii) any failure of the Company and/or each of the Sellers to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or thereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of the Company and/or each of the Sellers, or the right of Buyer to rely thereon, or the conditions to the obligations of Buyer, or the remedies available hereunder or thereunder to Buyer. The Company and/or each of the Sellers shall give prompt notice to Buyer of any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement or any Ancillary Agreement.

         5.5 NO SOLICITATION

         From the date hereof until the earlier of (i) July 1, 2001, unless all conditions to Closing other than the satisfaction of Section 7.5 shall have been satisfied by July 1, 2001, in which case the end of the period shall be extended to August 15, 2001 or (ii) termination of this Agreement by Buyer, the Company and the Sellers shall not, and shall not permit any, officer, director, shareholder, employee, investment banker or other agent of the Company to, directly or indirectly, (A) solicit, engage in discussions or negotiate with any Person (whether or not such discussions or negotiations are initiated by the Company), or take any other action intended or designed to facilitate the efforts of any Person, other than Buyer, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of

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assets or otherwise) or any significant portion of its capital stock or assets
(with any such efforts by any such Person to make such an acquisition referred to as an "ALTERNATIVE ACQUISITION"), (B) provide information with respect to the Company to any Person, other than Buyer, relating to a possible Alternative Acquisition by any Person, other than Buyer, (C) enter into an agreement with any Person, other than Buyer, providing for a possible Alternative Acquisition, or (D) make or authorize any statement, recommendation or solicitation in support of any possible Alternative Acquisition by any Person, other than by Buyer.

         5.6 ACCESS TO INFORMATION; CONFIDENTIALITY

         Upon reasonable written notice, each party shall permit representatives of the other to have access (at all reasonable times and in a manner so as not to interfere with the normal business operations of the other party) to all premises, properties, financial and accounting records, Contracts, other records and documents, and personnel of or pertaining to such party, all in accordance with the terms of the Confidentiality Agreement; provided that the representative of the Company may have the access to Buyer permitted hereunder only in order to conduct customary due diligence regarding the completeness of the Buyer SEC Report, Registration Statement and other information set forth herein as the Company may reasonably request. No investigation or examination by either party shall diminish, obviate or constitute a waiver of the enforcement of any of the representations, warranties, covenants or agreements of the other party under this Agreement.

         5.7 REASONABLE BEST EFFORTS; FURTHER ACTION

         (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts (exercised diligently and in good faith) to take, or cause to be taken, all actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents, authorizations and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

         (b) Notwithstanding any provision of this Agreement to the contrary, Buyer shall not be obligated to divest, abandon, license, dispose of, hold separate or take similar action with respect to any portion of the business, assets or properties (tangible or intangible) of Buyer, any of its Subsidiaries or the Company in connection with seeking to obtain or obtaining any waiver, consent, authorization or approval of any Person associated with the consummation of the transactions contemplated hereby or otherwise.

         (c) If, at any time after the Closing Date, any such further action is necessary or desirable to carry out the purposes of this Agreement or any Ancillary Agreements, each of the Sellers and the officers and directors of the Company and Buyer are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary or desirable action.

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6.       ADDITIONAL COVENANTS OF BUYER

         Buyer hereby covenants and agrees as follows:

         6.1 CERTAIN FILINGS

         Buyer agrees to make or cause to be made all filings with Governmental Authorities that are required to be made by Buyer to carry out the transactions contemplated by this Agreement and the Ancillary Agreements.

         6.2 NOTIFICATION OF CERTAIN MATTERS

         Buyer shall promptly notify the Company of (i) the occurrence or non-occurrence of any fact or event of which Buyer has knowledge which would be reasonably likely (A) to cause any representation or warranty of Buyer contained in this Agreement and/or the Ancillary Agreements to be untrue or incorrect in any material respect at any time from the date hereof to the Closing Date or (B) to cause any covenant, condition or agreement of Buyer in this Agreement and/or the Ancillary Agreements not to be complied with or satisfied in any material respect and (ii) any failure of Buyer to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of Buyer, or the right of the Company to rely thereon, or the conditions to the obligations of the Company, or the remedies available hereunder to the Company. Buyer shall give prompt notice to the Company of any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement.

         6.3 RESERVED

         6.4 REGISTRATION

         (a) Not later than 60 calendar days after the Closing Date, Buyer shall file with the SEC, the Registration Statement (or any successor short form registration involving a similar amount of disclosure) for a public offering of all the Buyer Shares then outstanding to be made on a continuous basis pursuant to Rule 415 of the Securities Act and will use its commercially reasonable efforts to cause such registration statement to become effective (subject to review of such Registration Statement by the SEC) and remain continuously effective until the earlier of (i) two (2) years from the Closing Date or (ii) such time as all of the Buyer Shares may be sold pursuant to Rule 144 promulgated under the Securities Act on a single day. The Buyer may, upon written notice to the selling shareholders listed therein, suspend use of the Registration Statement for a reasonable period if the Buyer in its reasonable judgment believes it may possess material nonpublic information the disclosure of which at that point in time in its reasonable judgment would have a Material Adverse Effect on the Buyer and its Subsidiaries taken as a whole.

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         (b) The Company and each of the Sellers covenant and agree that they shall provide to Buyer on a timely basis such consents, representations and information and executed such documents as may reasonably be required by Buyer in connection with such Registration Statement.

         (c) Buyer shall pay all expenses of registration of the Buyer Shares pursuant to Section 6.4(a), except brokerage commissions, legal expenses and such other expenses as may be required by law to be paid by the Sellers.

         (d) To the extent permitted by law, the Buyer will indemnify and hold harmless each of the Sellers, their respective officers and directors and each person, if any, who controls the Sellers within the meaning of the Securities Act, against any costs or expenses (including attorney's fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement, joint or several, to which any of them may become subject under the Securities Act or otherwise, insofar as such costs or expenses (including attorney's fees), judgments, fines, losses, claims, damages liabilities or amounts paid in settlement (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained or expressly incorporated by reference in any such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each of the Sellers and their respective officers and directors and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, however, that the indemnity agreement contained in this Section 6.4(d) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Buyer (which consent shall not be unreasonably withheld) nor shall the Buyer be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Sellers or any person controlling the Sellers.

         (e) To the extent permitted by law, the Sellers will, severally and not jointly, indemnify and hold harmless Buyer, its directors, its officers who have signed such Registration Statement and each person, if any, who controls the Buyer within the meaning of the Securities Act against any losses, claims, damages or liabilities to which the Buyer or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained or expressly incorporated by reference in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but

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only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by the Sellers expressly for use in connection with such registration; and the Sellers will reimburse any legal or other expenses reasonably incurred by the Buyer or any such director, officer and controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. It is agreed that the indemnity agreement contained in this Section 6.4(e) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnifying party (which consent shall not be unreasonably withheld).

         (f) If the indemnification provided for in Sections 6.4(d) and (e) hereof is unavailable to a person entitled to indemnification hereunder, then each person that would have been an indemnifying party hereunder will, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified person for which indemnification is provided herein in such proportion as is appropriate to reflect the relative fault of the indemnifying party and such indemnified party, respectively, in connection with the statements or omissions which resulted in the costs or expenses (including attorney's fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement underlying such indemnification obligations. Relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Buyer and the Sellers agree that it would not be just and equitable if contribution pursuant to this Section 6.4(f) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 6.4(f). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (g) Promptly after receipt by a party indemnified under this Section
6.4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.4, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however that if the defendants in any such action include both the indemnified party and the indemnifying party and, under applicable standards of professional conduct, a conflict on any significant issue between the positions of the indemnified party and the indemnifying party exists, the indemnified party or parties shall have the right to select one separate law firm, at the indemnifying party's or parties' expense, to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The failure to notify any indemnifying party promptly of the commencement of any such action, shall not relieve such indemnifying party of any liability to the indemnified

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

party under this Section 6.4, except to the extent that such indemnifying party is actually prejudiced thereby.

         6.5 NASDAQ NATIONAL MARKET LISTING

         Buyer agrees to authorize for listing on the Nasdaq National Market the Buyer Shares issuable, and those required to be reserved for issuance, in connection with the transactions contemplated hereby, upon official notice of issuance.

         6.6 ACCRUED COMPENSATION

         Buyer agrees to pay the Accrued Compensation listed in Section 6.6 to the Disclosure Schedule to the parties identified therein as soon as possible following the Closing, but in no event more than thirty (30) days after the Closing Date.

7.       CONDITIONS TO OBLIGATIONS OF BUYER

         The obligations of Buyer under this Agreement and the Ancillary Agreements to consummate the transactions contemplated hereby and thereby shall be subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions:

         7.1 REPRESENTATIONS AND WARRANTIES

         The representations and warranties of the Company and each of the Sellers contained in this Agreement or in the Disclosure Schedule or any certificate delivered pursuant hereto shall be complete and correct as of the date when made, shall be deemed repeated at and as of the Closing Date as if made on the Closing Date, and shall then be complete and correct.

         7.2 PERFORMANCE OF COVENANTS

         The Company and each of the Sellers shall have taken all necessary corporate or other actions to consummate the transactions contemplated hereby and shall have performed and complied in all respects with each covenant, agreement and condition required by this Agreement and the Ancillary Agreements to be performed or complied with by them at or prior to the Closing Date.

         7.3 UPDATE CERTIFICATE

         Buyer shall have received a certificate or certificates, dated the Closing Date, signed by the Company and each of the Sellers as to the matters set forth in Sections 7.1 and 7.2.

         7.4 NO GOVERNMENTAL OR OTHER PROCEEDING; ILLEGALITY

         No Order of any Governmental Authority shall be in effect that restrains or prohibits any transaction contemplated hereby or that would limit or affect Buyer's ownership or operation of the business or assets of the Company; no suit, action, investigation, inquiry or Proceeding by any Governmental Authority shall be pending or threatened against Buyer or the Company or

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


any director or officer of either, as such, that challenges the validity or legality, or that restrains or seeks to restrain the consummation, of the transactions contemplated hereby, or that limits or otherwise affects or seeks to limit or otherwise affect Buyer's right to own or operate the business or assets of the Company or that compels or seeks to compel Buyer or any of its Subsidiaries to divest, abandon, license, dispose of, hold separate or take similar action with respect to any portion of the business, assets or properties (tangible or intangible) of Buyer or any of its Subsidiaries or the Company; and no written advice shall have been received by Buyer or the Company or by any of their respective counsel from any Governmental Authority, and remain in effect, stating that an action or Proceeding will, if the transactions contemplated hereby are consummated or sought to be consummated, be filed seeking to invalidate or restrain any such transaction or limit or otherwise affect Buyer's ownership or operation of the business or assets of the Company. No Law or Order shall be enacted, entered, enforced or deemed applicable to the transactions contemplated hereby that makes the consummation of any such transaction illegal.

         7.5 APPROVALS AND CONSENTS

         All material waivers, approvals, authorizations or Orders required to be obtained, and all filings required to be made by the Company for the authorization, execution and delivery of this Agreement, the consummation by it of the transactions contemplated hereby and the continuation in full force and effect of any and all material rights, documents, instruments or Contracts of the Company shall have been obtained and made, including without limitation all consents or approvals of any Person that may be required under any lease for real property to which the Company is a party or which are required to be disclosed in Section 3.2 to the Disclosure Schedule. The Company shall use commercially reasonable efforts to obtain landlord consents and estoppel certificates reasonably satisfactory in form and substance to Buyer from the lessors/owners of the real property leased by the Company in Williston, Vermont.

         7.6 OPINION OF COUNSEL

         The Company shall have delivered to Buyer an opinion of Merritt & Merritt, dated the Closing Date and addressed to Buyer, as to the matters set forth on EXHIBIT C hereto.

         7.7 STOCK RESTRICTION AGREEMENTS

         Buyer shall have received executed Stock Restriction Agreements substantially in the form of EXHIBIT D from each of the Key Employees.

         7.8 ESCROW AGREEMENT

         There shall have been executed and delivered to Buyer the Escrow Agreement with such modifications thereto as may be required by the Escrow Agent and agreed to by the parties hereto.

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         7.9 NONCOMPETITION AND PROPRIETARY INFORMATION AGREEMENTS

         Buyer shall have received executed Noncompetition and Proprietary Information Agreements substantially in the form of EXHIBIT E from each of the Key Employees.

         7.10 NONSOLICITATION AND PROPRIETARY INFORMATION AGREEMENTS

         Buyer shall have received executed Nonsolicitation and Proprietary Information Agreements substantially in the form of EXHIBIT F from each of the employees listed in Section 7.10 to the Disclosure Schedule.

         7.11 TERMINATION OF RIGHTS AND VOTING AGREEMENTS

         All agreements among the Company and any of its security holders, or among any of the Company security holders, providing for registration rights, rights of first refusal, rights of co-sale, relating to the voting of the Company securities or requiring the Company to obtain the consent or approval of any such security holders prior to taking or failing to take any action, shall have been, as of or prior to the Closing Date, terminated in their entirety.

         7.12 RESIGNATION

         Buyer shall have received the written resignations, dated as of the Closing Date, of each of the directors and corporate and executive officers of Company.

         7.13 ADE CONSENT

         The Company shall have delivered to Buyer a copy of the written consent that was granted by ADE Corporation in connection with the assignment by ConneXsys Engineering, Inc. ("CEI") of that certain License and Assignment Agreement, dated August 31, 1998, between ADE Corporation and Chemical Design Company (now known as CEI) to the Company pursuant to the Asset Purchase Agreement, dated March 31, 1999, by and between CEI and the Company. Such consent shall be in form and substance reasonably satisfactory to Buyer.

         7.14 CEI NOTE

         Buyer shall have received evidence that, with regard to the Company's Senior Subordinated Convertible Note, dated March 31, 1999, in favor of CEI (the "Note"), either: (i) the entire unpaid principal amount of such Note, together with any interest thereon, accrued through the date of prepayment, shall have been paid in full; or (ii) CEI shall have validly exercised its option to convert its right to payment of the entire unpaid principal amount of the Note, together with all accrued interest thereon, into fully paid and nonassessable shares of Company Common Stock. This condition shall not be satisfied if, with respect to clause (i) of this Section 7.14, any amounts exceeding the sum of (A) the entire unpaid principal amount of the Note, plus (B) any interest thereon accrued through the date of prepayment, are paid or caused to be paid by the Company. Such evidence shall be in form and substance reasonably satisfactory to Buyer.

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         7.15 RIGHTS TO CONVERSION

         Buyer shall have received evidence that any and all options, warrants or rights of the Sellers and any other Persons, outstanding prior to Closing, to acquire Company Capital Stock, whether by contract, law or otherwise, including but not limited to (i) any anti-dilution rights and (ii) any rights to convert the right to receive unpaid wages into shares of Company Capital Stock have, prior to Closing, been waived, extinguished, or duly exercised or converted as the case may be, such that at the Closing Date no such options, warrants or rights whatsoever shall be exercisable by any Person or outstanding in any form. Such evidence shall be in form and substance reasonably satisfactory to Buyer.

         7.16 SECRETARY'S CERTIFICATE

         At the Closing, Buyer shall receive from the Company a Secretary's or an Assistant Secretary's Certificate certifying (i) the bylaws of the Company,
(ii) incumbency of the officers of the Company, and (iii) resolutions of the Board of Directors of the Company approving the transactions contemplated hereby. Such Certificate shall be in form and substance reasonably satisfactory to Buyer.

         7.17 OTHER DOCUMENTS

         At the Closing, Buyer shall receive such other certificates and documents as the Buyer shall have reasonably requested.

8.       CONDITIONS TO OBLIGATIONS OF THE COMPANY AND SELLERS

         The obligations of the Company and the Sellers, as applicable, under this Agreement to consummate the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions:

         8.1 REPRESENTATIONS AND WARRANTIES

         The representations and warranties of Buyer contained in this Agreement or in the Disclosure Schedule or any certificate delivered pursuant hereto shall be complete and correct as of the date when made, shall be deemed repeated at and as of the Closing Date as if made on the Closing Date, and shall then be complete and correct.

         8.2 PERFORMANCE OF COVENANTS

         Buyer shall have taken all necessary corporate actions to consummate the transactions contemplated hereby and shall have performed and complied in all respects with each covenant, agreement and condition required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

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         8.3 UPDATE CERTIFICATE

         The Company and the Sellers shall have received a certificate or certificates, dated the Closing Date, signed by Buyer as to the matters set forth in Sections 8.1 and 8.2.

         8.4 NO GOVERNMENTAL OR OTHER PROCEEDING; ILLEGALITY

         No Order of any Governmental Authority shall be in effect that restrains or prohibits any transaction contemplated hereby; and no written advice shall have been received by Buyer, Company or by any of their respective counsel from any Governmental Authority, and remain in effect, stating that an action or Proceeding will, if the transactions contemplated hereby are consummated or sought to be consummated, be filed seeking to invalidate or restrain any such transaction. No Law or Order shall be enacted, entered, enforced or deemed applicable to the transactions contemplated hereby that makes the consummation of any such transaction illegal.

         8.5 OPINION OF COUNSEL

         Buyer shall have delivered to the Company and Sellers an opinion of Brown, Rudnick, Freed & Gesmer, dated the Closing Date and addressed to the Company, as to the matters set forth on EXHIBIT G hereto.

         8.6 CLOSING EXCHANGE PRICE

         The Closing Exchange Price shall be greater than $5.00 per share.

         8.7 OFFICER'S CERTIFICATE

         At the Closing, Sellers shall receive from Buyer an Officer's Certificate certifying (i) the bylaws of Buyer, (ii) incumbency of the officers of Buyer, and (iii) resolutions of the Board of Directors of Buyer approving the transactions contemplated hereby. Such Certificate shall be in form and substance reasonably satisfactory to the Sellers.

9.       INDEMNIFICATION.

         9.1 DEFINITIONS

         For purposes of this Article 9:

         "LOSSES" means all losses, damages (including, without limitation, consequential damages), fines, penalties, liabilities, payments and obligations, and all expenses related thereto. Losses shall include any reasonable legal fees and costs incurred by any of the Indemnified Persons subsequent to the Closing in defense of or in connection with any alleged or asserted liability, payment or obligation, whether or not any liability or payment, obligation or judgment is ultimately imposed against the Indemnified Persons and whether or not the Indemnified Persons are made or become parties to any such action.

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         "BUYER'S INDEMNIFIED PERSONS" means the Buyer, its subsidiary and affiliated corporations, their respective directors, officers, employees, stockholders and agents, the Company after the Closing, and any person serving as a director, officer, employee or agent of the Company at Buyer's request after the Closing.

         "INDEMNIFIED PERSON" means any person entitled to be indemnified under this Article 9.

         "INDEMNIFYING PERSON" means any person obligated to indemnify another person under this Article 9.

         "THIRD PARTY ACTION" means any written assertion of a claim, or the commencement of any action, suit, or proceeding, by a third party as to which any person believes it may be an Indemnified Person hereunder.

         9.2 SURVIVAL

         The representations and warranties made by the parties in or pursuant to this Agreement shall survive the Closing.

         9.3 INDEMNIFICATION BY SELLERS

         (a) Subject to the limitations in paragraphs (b), (c), (d), and (e) below, each of the Sellers, jointly and severally agrees to defend, indemnify and hold harmless Buyer's Indemnified Persons from and against all Losses directly or indirectly incurred by or sought to be imposed upon any of them:

         (i) resulting from or arising out of any breach of any of the representations or warranties (other than those in Sections 3.1, 3.2, 3.3, 3.8, 3.13, 3.21 and, solely to the extent relating to title, Section 3.10) made by the Company, Sellers or any of them in or pursuant to this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the Closing;

         (ii) resulting from or arising out of any breach of any of the representations or warranties made by the Sellers pursuant to Sections 3.1 and 3.2;

         (iii) resulting from or arising out of any breach of any of the representations or warranties made by the Sellers pursuant to Sections 3.3, 3.21 and, solely to the extent related to title, Section 3.10;

         (iv) resulting from or arising out of any breach of any covenant or agreement made by Sellers or any of them in or pursuant to this Agreement;

         (v) in respect of any liability or obligation of the Company that any Seller has expressly assumed or for which any Seller has expressly agreed to be responsible;

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         (vi) resulting from or arising out of any liability, payment or obligation arising out of any litigation or similar matter required to be described on Section 3.13 to the Disclosure Schedule, except to the extent of reserves with respect thereto on the Base Balance Sheet;

         (vii) resulting from or arising out of the intentional misrepresentation or intentional breach of warranty of the Company or any Seller or any intentional failure of the Company or any Seller to perform or comply with any covenant or agreement of the Company or any Seller, respectively;

         (viii) resulting from or arising out of any breach of any of the representations or warranties made by the Sellers pursuant to Section 3.8 and resulting from or arising out of any liability, payment or obligation in respect of any Taxes owing by the Company, Sellers or Buyer, as successor to the Company, of any kind or description (including interest and penalties with respect thereto) for all periods, or portions thereof, up to and including the Closing Date, except to the extent of reserves with respect thereto on the Base Balance Sheet;

         (ix) resulting from or arising out of any third party action, whether by a governmental authority or other third party for damages, including fines or penalties, or clean-up costs or other compliance costs under any Environmental Law or from the violation of any Environmental Law arising out of the operations of the Company or its former parent corporation on or before the Closing Date;

         (x) resulting from or arising out of any Benefit Plan (as defined in Section 3.19); or

         (xi) resulting from or arising out of any Third Party Action (including a binding arbitration or an audit by any taxing authority), that it is instituted or threatened against any of Buyer's Indemnified Persons.

         (b) The Sellers shall have no liability under paragraph (a) unless one or more of the Buyer's Indemnified Persons gives written notice to the Sellers asserting a claim for Losses, including reasonably detailed facts and circumstances pertaining thereto, before the expiration of the period set forth below:

         (i) for claims under clauses (i) and (xi) (insofar as a claim under clause (xi) relates to any matter included under clause (i)) of paragraph (a) above, a period of one (1) year from the Closing Date;

         (ii) for claims under clauses (vi), (viii), (ix), (x) and (xi) (insofar as a claim under clause (xi) relates to any matter included under clause (vi),
(viii), (ix), or (x)) of paragraph (a) above, for so long as any claim may be made in respect of such matters under any applicable statute of limitations, as it may be extended; and

         (iii) for claims under clauses (ii), (iii), (iv), (v), (vii) and (xi) (insofar as a claim under clause (x) relates to any matter included under clause
(ii), (iii), (iv), (v) or (vii)) of paragraph (a) above, without limitation as to time; except that, for any claim based upon a covenant or

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


undertaking which by its terms is to be performed after the Closing, then the period above shall commence on the date when such covenant or agreement should have been performed.

         (c) Indemnification for claims under paragraphs (a)(i) and (xi) (insofar as the claim relates to any matter included under clause (i)) shall be payable by Sellers only if the aggregate amount of all Losses hereunder by Buyer's Indemnified Persons shall exceed $50,000 (the "Basket"), at which point Sellers shall be responsible for all Losses, including the Basket.

         (d) The gross amount with respect to a claim for indemnification for which the Sellers may be liable to a Buyer's Indemnified Person pursuant to this
Article 9 shall be reduced by any insurance proceeds actually recovered by or on behalf of the Indemnified Person on account of the indemnifiable Loss.

         (e) The maximum amount for which Sellers shall be liable to Buyer's Indemnified Persons:

         (i) shall be unlimited for indemnification claims under paragraphs
(a)(iii), (v), (vii), (viii), and (xi) (insofar as a claim under clause (xi) relates to any matter included under clause (iii), (v), (vii), or (viii)); and

         (ii) shall be $5,200,000 for all other indemnification claims under paragraph (a).

         (f) Solely for the purpose of calculating Losses under this Section 9.3, any qualification of representations and warranties by reference to the materiality of matters stated therein, and any limitations of such representations and warranties as being "to the knowledge of" or "known to" or words of similar effect, shall be disregarded.

9.4      DEFENSE OF THIRD PARTY ACTIONS

         (a) Promptly after receipt of notice of any Third Party Action, any person who believes he, she or it may be an Indemnified Person will give notice to the potential Indemnifying Person of such action. The omission to give such notice to the Indemnifying Person will not relieve the Indemnifying Person of any liability hereunder unless it was prejudiced thereby, nor will it relieve it of any liability which it may have other than under this Article 9.

         (b) Upon receipt of a notice of a Third Party Action, the Indemnifying Person shall have the right, at its option and at its own expense, to participate in and be present at the defense of such Third Party Action, but not to control the defense, negotiation or settlement thereof, which control shall remain with the Indemnified Person, unless the Indemnifying Person makes the election provided in paragraph (c) below.

         (c) By written notice within forty-five (45) days after receipt of a notice of a Third Party Action, an Indemnifying Person may elect to assume control of the defense, negotiation and settlement thereof, with counsel reasonably satisfactory to the Indemnified Person; provided, however, that the Indemnifying Person agrees (i) to promptly indemnify the Indemnified Person

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

for its expenses to date, and (ii) to hold the Indemnified Person harmless from and against any and all Losses caused by or arising out of any settlement of the Third Party Action approved by the Indemnifying Person or any judgment in connection with that Third Party Action. The Indemnifying Persons shall not in the defense of the Third Party Action enter into any settlement that does not include as a term thereof the giving by the third party claimant of an unconditional release of the Indemnified Person, or consent to entry of any judgment except with the consent of the Indemnified Person.

         (d) Upon assumption of control of the defense of a Third Party Action under paragraph (c) above, the Indemnifying Person will not be liable to the Indemnified Person hereunder for any legal or other expenses subsequently incurred in connection with the defense of the Third Party Action, other than reasonable expenses of investigation.

         (e) If the Indemnifying Person does not elect to control the defense of a Third Party Action under paragraph (c), the Indemnifying Person shall promptly reimburse the Indemnified Person for expenses incurred by the Indemnified Person in connection with defense of such Third Party Action, as and when the same shall be incurred by the Indemnified Person.

         (f) Any person who has not assumed control of the defense of any Third Party Action shall have the duty to cooperate with the party that assumed such defense.

         9.5 MISCELLANEOUS

         (a) Buyer's Indemnified Persons shall be entitled to indemnification under Section 9.3(a) regardless of whether the matter giving rise to the applicable liability, payment, obligation or expense may have been previously disclosed to any such person, unless expressly disclosed in the Disclosure Schedule.

         (b) If any Loss is recoverable under more than one provision hereof, the Indemnified Person shall be entitled to assert a claim for such Loss until the expiration of the longest period of time within which to assert a claim for Loss under any of the provisions which are applicable.

         (c) Buyer may, at its option, recover any amount owing by the Sellers for indemnification hereunder by setoff against any amounts that may otherwise be due from the Buyer or the Company to the Sellers, or any of them, whether hereunder or otherwise; provided that Buyer shall not be required to recover such claims in such manner and may proceed against the Indemnified Party at any time or times for recovery of indemnification claims.

         9.6 PAYMENT OF INDEMNIFICATION

         Claims for indemnification under this Article 9 shall be paid or otherwise satisfied by Indemnifying Persons within thirty (30) days after notice thereof is given by the Indemnified Person. Any amount which may become due and payable to any of the Buyer's Indemnified Persons under Section 9.3(a) shall first be paid or otherwise satisfied out of the Escrow Shares until the same has been exhausted. Any claims in excess of the Escrow Shares may be satisfied by whatever remedy is available at law or equity.

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

         9.7 EXCLUSIVE REMEDY

         Buyer's Indemnified Persons hereby acknowledge and agree that from and after the Closing their sole and exclusive remedy with respect to any and all claims relating to this Agreement, except for claims relating to Section 9.3(a)(vii) hereunder, shall be pursuant to the indemnification provisions set forth in this Article 9. In furtherance of the foregoing, Buyer's Indemnified Persons waive, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action relating to the subject matter of this Agreement that they may have against the Sellers arising under or based upon any law (including, without limitation, any such rights, claims or causes of action arising under or based upon common law or otherwise), except as any such rights, claims or causes of action may relate to Section 9.3(a)(vii) hereunder.

10.      TERMINATION OF AGREEMENT

         10.1 TERMINATION

         This Agreement shall not be terminated, except in accordance with the provisions of this Article 10, strictly construed against the party seeking such termination. This Agreement may be terminated any time prior to the Closing
Date: (a) by mutual written consent of the parties;

         (b) by either the Buyer or the Company, if, without fault of such terminating party, the transactions contemplated by this Agreement shall not have been consummated on or before June 30, 2001, unless such failure shall be due to a material breach of any representation or warranty, or the nonfulfillment in a material respect, and failure to cure such nonfulfillment, of any covenant or agreement contained herein on the part of the party or parties seeking to terminate; and

         (c) by Buyer or the Company if a Governmental Authority shall have issued a nonappealable final Order or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement (provided that the right to terminate this Agreement under this Section 10.1 shall not be available to any party who has not complied with its obligations under this Agreement if such noncompliance materially contributed to the issuance of any such Order or the taking of such action).

         10.2 TERMINATION BY THE BUYER

         This Agreement may be terminated by Buyer, at any time prior to the Closing Date, if:

         (a) the Company or the Sellers shall have failed to comply with any of the covenants or agreements contained in this Agreement such that the closing condition set forth in Section 7.2 would not be satisfied; provided, however, that if such breach or breaches are capable of being cured prior to the Closing Date, such breach or breaches shall not have been cured within 15 days of delivery to the Company or the Sellers of written notice of such breach;

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

         (b) there exists a breach of any representation or warranty of the Company or the Sellers contained in this Agreement such that the closing condition set forth in Section 7.1 would not be satisfied; provided, however, that if such failure or failures are capable of being cured prior to the Closing Date, such failure or failures shall not have been cured within 15 days of delivery to the Company or the Sellers of written notice of such failure; or

         (c) the Company or the Sellers engage in any conduct or takes any action concerning an Alternative Acquisition as provided in Section 5.5 hereof.

         10.3 TERMINATION BY THE COMPANY

         This Agreement may be terminated at any time prior to the Closing Date by action of the Board of Directors of the Company, if:

         (a) the Buyer shall have failed to comply with any of the covenants or agreements contained in this Agreement such that the closing condition set forth in Section 8.2 would not be satisfied; provided however, that if such failure or failures are capable of being cured prior to the Closing Date, such failure or failures shall not have been cured within 15 days of delivery to the Buyer of written notice of such failure; or

         (b) there exists a breach or breaches of any representation or warranty of the Buyer contained in this Agreement such that the closing condition set forth in Section 8.1 would not be satisfied; provided however, that if such breach or breaches are capable of being cured prior to the Closing Date, such breach or breaches shall not have been cured within 15 days of delivery to the Buyer of written notice of such breach.

         10.4 PROCEDURE FOR TERMINATION

         In the event of termination by the Buyer or the Company pursuant to this Article 10, written notice thereof shall forthwith be given to the other party.

         10.5 EFFECT OF TERMINATION

         In the event of termination of this Agreement in accordance with the provisions of this Article 10, this Agreement shall forthwith become void and no party to this Agreement shall have any liability or further obligation to any other party, except as provided in the Confidentiality Agreement and in Sections
11.2 and 11.3 of this Agreement, which provisions shall survive such termination, and except that nothing herein shall relieve any party from liability for any breach of this Agreement.

         10.6 RIGHT TO PROCEED

         Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Article 7 hereof have not been satisfied, Buyer shall have the right to waive the satisfaction of any such condition as provided in Article 7 and to proceed with the transactions contemplated hereby, however, it shall be deemed to have waived any claim for indemnification

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


arising out of any condition which has been so waived. If any of the conditions specified in Article 8 hereof has not been satisfied, the Shareholder Representative shall have the right to waive the satisfaction of any such condition as provided in Article 8 and to proceed with the transactions contemplated hereby.

11.      GENERAL PROVISIONS

         11.1 TERMINATION OF REPRESENTATIONS AND WARRANTIES

         The Buyer's representations warranties and covenants in this Agreement or in any document or instrument delivered pursuant to this Agreement shall survive until the one year anniversary of the Closing Date.

         11.2 EXPENSES

         Each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, and no expenses of the Sellers or the Company relating in any way to the purchase and sale of the Company Shares hereunder shall be included in any account of the Company as of the Closing or shall be charged to or paid by Buyer. The expenses of the Sellers shall be borne by the Sellers in such proportions as they may agree.

         11.3 PUBLIC ANNOUNCEMENTS

         Unless required by law, any public announcement or similar publicity with respect to this Agreement, the Closing, or the other transactions contemplated hereby will be issued, if at all, at such time and in such manner as Buyer determines with the concurrence of the Company, which concurrence shall not be unreasonably withheld or delayed by the Company. Unless disclosure is consented to by Buyer in advance or required by law or disclosure has otherwise already been made, the Company shall keep this Agreement and the transactions contemplated hereby strictly confidential and may not make any disclosure of this Agreement or such transactions to any Person other than its or their directors, officers, employees or agents who need to know such information to enable the Company to comply with this Agreement, provided that each such director, officer, employee or agent shall agree, for the benefit of Buyer, to maintain the confidentiality of such information as provided in this Section
11.3. The Company and Buyer will consult with each other concerning the means by which the Company's employees, customers and suppliers and other Persons having dealings with the Company will be informed of this Agreement, the Closing, and the other transactions contemplated hereby, and representatives of Buyer may at its option be present for any such communication.

         11.4 NOTICES

         All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by fax (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee,

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if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses or fax numbers set forth below (or to such other address, person's attention or fax number as a party may designate by notice to the other parties given in accordance with this Section 11.4):

         (a) If to Buyer:

                           Brooks Automation, Inc.
                           15 Elizabeth Drive
                           Chelmsford, MA  01824
                           Telecopier No.:  (617) 262-2500
                           Telephone No.:  (617) 262-2600
                           Attention:  Ellen B. Richstone

                  With a copy to:

                           Brown, Rudnick, Freed & Gesmer
                           One Financial Center
                           Boston, MA  02111
                           Telecopier No.:  (617) 856-8201
                           Telephone No.:  (617) 856-8200
                           Attention:  Samuel P. Williams, Esquire

         (b) If to the Company:

                           CCS Technology, Inc.
                           600 Blair Park, Suite 330
                           Williston, VT  05495
                           Telecopier No.:  (802) 872-1630
                           Telephone No.:  (802) 872-1625
                           Attention:  David L. Walsh

                  With a copy to:

                           Merritt & Merritt
                           30 Main Street, Suite 330
                           P.O. Box 5839
                           Burlington, VT 05402
                           Telecopier No.:  (802) 658-0978
                           Telephone No.:  (802) 658-7830
                           Attention:  H. Kenneth Merritt, Jr., Esquire

         (c) If to the Sellers:

                           David L. Walsh
                           c/o CCS Technology, Inc.

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
                           600 Blair Park, Suite 330
                           Williston, VT  05495
                           Telecopier No.:  (802) 872-1630
                           Telephone No.:  (802) 872-1625


         11.5 JURISDICTION; SERVICE OF PROCESS

         Any Proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Delaware or any United States District Court of the State of Delaware, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such Proceeding and waives any objection to venue laid therein. Service of process or any other papers in any such Proceeding may be made by registered or certified mail, return receipt requested, pursuant to the provisions of Section 11.4.

         11.6 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE

         No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         11.7 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

         No party may assign any of its rights under this Agreement without the prior written consent of the other parties except that Buyer may assign any of its rights, but not its obligations, under this Agreement to any direct wholly-owned Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

         11.8 SEVERABILITY

         If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to such party or circumstances other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law. If the final judgment of a court of competent jurisdiction declares that any item or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have

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

the power, to reduce the scope, duration or area of the term or provision, to delete specific words or phrases and to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

         11.9 GOVERNING LAW

         This Agreement will be governed by the internal laws of the State of Delaware without regard to principles of conflict of laws.

         11.10 COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         11.11 ENTIRE AGREEMENT AND MODIFICATION

         This Agreement supersedes all prior agreements (other than the Confidentiality Agreement), whether written or oral, between or among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) the entire agreement among the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by each party hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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


         IN WITNESS WHEREOF, a duly authorized representative of the parties has executed and delivered this Agreement as of the date first written above.


BUYER:

BROOKS AUTOMATION, INC.


By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------


COMPANY:

CCS TECHNOLOGY, INC.


By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------

SELLERS:

CONNEXSYS ENGINEERING, INC.


By:
   ------------------------------------------
Name:
     ----------------------------------------
Title:
      ---------------------------------------



---------------------------------------------
Keith B. Peden


---------------------------------------------
David L. Walsh


---------------------------------------------
Raymond S. Ritter

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

---------------------------------------------
Ronald J. Ham


---------------------------------------------
Norbert B. Lavigne


---------------------------------------------
Jocelyn M. Bolick


---------------------------------------------
William L. Fellinger


---------------------------------------------
Janet H. Stewart


---------------------------------------------
Lauren R. Trono


---------------------------------------------
Guy A. Davis


---------------------------------------------
James J. Dunn



MERRITT & MERRITT, LLP


By:
   -------------------------------------------
Name:
     -----------------------------------------
Title:
      ----------------------------------------


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


                                LIST OF EXHIBITS


Exhibit A     List of Sellers                               (Section 2.1(a))

Exhibit B     Escrow Agreement                              (Section 2.1(a)(iv))

Exhibit C     Form of Company's Counsel's Legal Opinion     (Section 7.6)

Exhibit D     Form of Stock Restriction Agreement           (Section 7.7)

Exhibit E     Form of Executive Noncompetition and
              Proprietary Information Agreement             (Section 7.9)

Exhibit F     Form of Employee Nonsolicitation and
              Proprietary Information Agreement             (Section 7.10)

Exhibit G     Form of Buyer's Counsel's Legal Opinion       (Section 8.5)


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